UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒	Filed by a party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Humacyte, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rule 14a-6(i)(1) and 0-11

PRELIMINARY PROXY STATEMENT DATED APRIL 17, 2026 – SUBJECT TO COMPLETION

Humacyte, Inc.

2525 East North Carolina Highway 54

Durham, NC 27713

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Humacyte, Inc., a Delaware corporation (the “Company”). The Annual Meeting will be held on June 9, 2026, at 8:00 a.m. Eastern Time virtually at www.virtualshareholdermeeting.com/HUMA2026 for the following purposes:

1.
To elect John P. Bamforth, Keith Anthony Jones and Kathleen Sebelius to serve as Class II directors until the 2029 annual meeting of stockholders;
2.
To approve, on an advisory basis, the compensation paid to the Company’s named executive officers;
3.
To approve, on an advisory basis, the frequency of future advisory votes to approve the compensation paid to the Company’s named executive officers;
4.
To ratify the selection of PricewaterhouseCoopers LLP by the Board of Directors as the independent registered public accounting firm of the Company for the year ending December 31, 2026;
5.
To approve an amendment to the Company’s Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to increase the total number of authorized shares of common stock from 350,000,000 to 550,000,000 shares; and
6.
To transact any other business properly brought before the Annual Meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on April 23, 2026 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. A complete list of such stockholders will be available for inspection at the Company’s offices in Durham, North Carolina during normal business hours for a period of ten days prior to the Annual Meeting.

To provide convenient access and promote attendance and participation, we will hold the Annual Meeting virtually. Stockholders may attend the Annual Meeting by logging in at www.virtualshareholdermeeting.com/HUMA2026. Stockholders will not be able to attend the Annual Meeting in person; however, stockholders will be able to participate, vote electronically and submit questions during the live webcast of the Annual Meeting by visiting www.virtualshareholdermeeting.com/HUMA2026 and entering the 16 digit control number found on their proxy card. Please see page of the Company’s proxy statement for additional information regarding participation in the Annual Meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please submit your proxy over the internet or by telephone, or by completing, signing, dating and returning your proxy card or voting instruction form by mail so that your shares will be represented at the Annual Meeting. Instructions for voting are described in the Company’s proxy statement for the Annual Meeting and proxy card.

We are pleased to utilize the Securities and Exchange Commission’s rules that allow us to furnish these proxy materials and our Annual Report on Form 10-K in digital form online. Stockholders of record will be mailed a Notice of Internet Availability of Proxy Materials, which provides instructions on how to access the proxy materials and our Annual Report on Form 10-K and, if they prefer, how to request paper copies of these materials. We believe providing these materials online enables us to reduce the environmental impact of our Annual Meeting and lower our printing and delivery costs while providing stockholders with the information they need quickly and efficiently.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 9, 2026:

The Company’s Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2025 are available at www.proxyvote.com.

By Order of the Board of Directors,
Laura E. Niklason
President, Chief Executive Officer and Director
Durham, North Carolina
, 2026

i

Humacyte, Inc.

2525 East North Carolina Highway 54

Durham, NC 27713

PROXY STATEMENT

General Information

This Proxy Statement is furnished in connection with the solicitation of proxies to be voted at the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Humacyte, Inc., which will be held on June 9, 2026, at 8:00 a.m. Eastern Time in a virtual only format.

To participate in the Annual Meeting you must access the virtual meeting at www.virtualshareholdermeeting.com/HUMA2026 and use the 16-digit control number provided with your proxy materials. Our virtual meeting platform allows all participating stockholders to submit questions during the Annual Meeting. In addition, it also allows our stockholders to vote on proposals online. We believe that our virtual platform increases stockholder participation, while also affording the same rights and opportunities to participate as stockholders would have at a physical annual meeting. A support number will be available on the virtual meeting landing page 15 minutes prior to the meeting if you need assistance.

When this Proxy Statement refers to “Humacyte,” the “Company,” “we,” “us” or “our,” it is referring to Humacyte, Inc.

This Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (“Annual Report”) are available at www.proxyvote.com. On or about , we will begin mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access and review this Proxy Statement and the Annual Report. The Notice also instructs you on how you may submit your proxy. If you would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting those materials included in the Notice.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND VOTING

Why am I receiving this Proxy Statement and a related proxy card?

You have received these proxy materials because you owned shares of Humacyte common stock at the close of business on April 23, 2026, the record date for the Annual Meeting (the “Record Date”), and our Board of Directors (the “Board”) is soliciting your proxy to vote at the Annual Meeting. This Proxy Statement describes matters on which we would like you to vote at the Annual Meeting so that you can make an informed decision.

Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a printed set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we are permitted to furnish our proxy materials over the internet to our stockholders by delivering the Notice in the mail. This method conserves natural resources and reduces our costs, while providing stockholders with a convenient way of accessing the materials and voting. As a result, only stockholders who specifically request a printed copy of the Proxy Statement will receive one. The Notice instructs stockholders on how to access and review the Proxy Statement and Annual Report over the internet at www.proxyvote.com. The Notice also instructs you on how you may submit your proxy. If a stockholder who received a Notice would like to receive a printed copy of our proxy materials, such stockholder should follow the instructions for requesting these materials contained in the Notice.

Why are you holding a virtual Annual Meeting?

To provide convenient access and promote attendance and participation, our 2026 Annual Meeting is being held in a virtual-only format with no physical location. Our goal for the Annual Meeting is to enable stockholders to participate in the meeting, while providing substantially the same access and possibilities for exchange with the Board and our senior management as an in-person meeting. We believe that this approach represents best practices for virtual stockholder meetings, including by providing a support line for technical assistance and addressing as many stockholder questions as time allows.

How do I ask questions in the virtual meeting?

We are committed to ensuring that our stockholders have substantially the same opportunities to participate in the virtual Annual Meeting as they would at an in-person meeting. To submit a question during the meeting, visit www.virtualshareholdermeeting.com/HUMA2026, enter your 16-digit control number and type your question into the “Ask a Question” field and click “Submit.” If you would like to submit a question before the meeting, visit www.proxyvote.com with your 16-digit control number and select the “Submit a Question for Management” option. We encourage you to submit any question that is relevant to the business of the meeting. Questions pertinent to meeting matters will be answered during the meeting as time allows. Please refer to our Meeting Rules of Conduct for more information on how to ask questions, which will be available during the Annual Meeting at www.virtualshareholdermeeting.com/HUMA2026.

How may I vote at the Annual Meeting?

You are invited to attend the Annual Meeting virtually to vote on the proposals described in this Proxy Statement. If you wish to vote during the virtual Annual Meeting, you can vote your shares at www.virtualshareholdermeeting.com/HUMA2026.

However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy over the internet or via telephone. If you received a printed set of materials, you may also vote by mail by completing, signing, dating and returning the proxy card.

When you vote, regardless of the method used, you appoint Laura E. Niklason, our President and Chief Executive Officer, Dale A. Sander, our Chief Financial Officer, Chief Corporate Development Officer and Treasurer, and Kathleen Sebelius, the Chair of our Board, as your representatives (or proxyholders) for the Annual Meeting. They will vote your shares at the Annual Meeting as you have instructed them or, if a matter that is not on the proxy card comes up for vote, in accordance with their best judgment. This way, your shares will be voted whether or not you attend the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. On the Record Date, there were shares of our common stock outstanding. All of these outstanding shares are entitled to vote at the Annual Meeting (one vote per share of common stock) in connection with the matters set forth in this Proxy Statement.

A list of stockholders entitled to vote will be accessible for ten days prior to the Annual Meeting at our principal place of business, 2525 East North Carolina Highway 54, Durham, North Carolina 27713, during ordinary business hours.

What is a stockholder of record and how can I vote if I am a stockholder of record?

If, on the Record Date, your shares of common stock were registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, then you are a stockholder of record. Stockholders of record may vote over the internet, via telephone or by mail (if you received a proxy card by mail) as described below. Stockholders also may attend the Annual Meeting and vote their shares virtually.

•
You may vote by using the internet. The address of the website for internet voting is www.proxyvote.com. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on the day before the Annual Meeting. Easy-to-follow instructions allow you to vote your shares and confirm that your vote has been properly recorded.
•
You may vote by telephone. The toll-free number for telephone voting is 1-800-690-6903. Telephone voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on the day before the Annual Meeting. Voice prompts allow you to vote your shares and confirm that your vote has been properly recorded.
•
You may vote by mail. If you received a proxy card by mail and choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided.

The method you use to vote will not limit your right to vote at the Annual Meeting if you decide to attend virtually. If you wish to vote during the virtual Annual Meeting, you can vote your shares at www.virtualshareholdermeeting.com/HUMA2026. In all cases, your shares will be voted according to your instructions.

What is a beneficial owner of shares and how can I vote if I am a beneficial owner?

If, on the Record Date, your shares of common stock were not held in your name, but rather were held through a bank, broker or other nominee, then you are the beneficial owner of shares held in “street name,” and you will need to submit voting instructions to the institution that holds your shares. If you do not give instructions to your broker, your broker can vote your shares only with respect to “discretionary” items, but not with respect to “non-discretionary” items.

Discretionary items are proposals considered routine under applicable rules on which your broker may vote shares held in street name if you have not provided voting instructions. On non-discretionary items for which you do not give your broker instructions, your broker may not vote shares held in street name, which is referred to as a “broker non-vote.” Please see “—What proposals will be voted on at the Annual Meeting and what vote is required to approve each proposal?” below for details regarding broker voting for each proposal.

As a beneficial owner, you are invited to attend the Annual Meeting. If you are a beneficial owner and not the stockholder of record, you may not vote your shares during the virtual Annual Meeting unless you request and obtain a valid proxy from your bank, broker or other nominee.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•
You may submit a subsequent proxy over the internet, via telephone or by mail (if you received a proxy card by mail) executed on a later date;
•
You may deliver a written notice that you are revoking your proxy to the Secretary of the Company at 2525 East North Carolina Highway 54, Durham, North Carolina 27713; or
•
You may attend the Annual Meeting and vote your shares virtually. Simply attending the Annual Meeting without affirmatively voting will not, by itself, revoke your proxy.

If you hold your shares in street name, you must contact the bank, broker or other nominee holding your shares and follow their instructions for changing your vote.

What is the quorum requirement?

A quorum of stockholders is necessary to conduct business at the Annual Meeting. Pursuant to our Amended and Restated By Laws (the “Bylaws”), a quorum will be present if a majority of the voting power of all outstanding shares of capital stock of the Company entitled to vote at the Annual Meeting is represented at such meeting. On the Record Date, there were shares of common stock outstanding and entitled to vote. Thus, shares must be represented by stockholders present at the Annual Meeting or represented by proxy to have a quorum.

Your shares will be counted towards the quorum if you submit a valid proxy (or one is submitted on your behalf by your bank, broker or other nominee) or if you attend the Annual Meeting and vote virtually. Abstentions and broker discretionary votes will be counted for the purpose of determining whether a quorum is present for the transaction of business. If a quorum is not present, the chairman of the meeting may adjourn the Annual Meeting to another date.

What proposals will be voted on at the Annual Meeting and what vote is required to approve each proposal?

The following table provides a description of the proposals that will be voted on at the Annual Meeting:

Proposal	Board Recommendation	Vote Required	Broker Discretionary Voting Allowed?
Proposal 1: Election of three Class I directors	FOR	Plurality of Votes Cast	No
Proposal 2: Approval of named executive officer compensation	FOR	Majority of Votes Cast	No
Proposal 3: Approval of the frequency of future advisory votes on named executive officer compensation	FOR	Plurality of Votes Cast	No
Proposal 4: Ratification of the selection of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm	FOR	Majority of Votes Cast	Yes
Proposal 5: Approval of an amendment to the Certificate of Incorporation to increase the total number of authorized shares of common stock from 350,000,000 to 550,000,000 shares.	FOR	Majority of Votes Cast	Yes

Plurality of Votes Cast means that, with respect to Proposal 1, the nominees for director receiving the greatest number of votes will be elected. Withheld votes, abstentions and broker non-votes will have no effect on the election of a nominee. With respect to Proposal 3, stockholders may indicate whether they prefer that future advisory votes on named executive compensation be held every year, every two years or every three years, or may abstain from voting on the proposal. The frequency that receives the most votes will be approved. Abstentions and broker non-votes will have no effect on the proposal.

Majority of Votes Cast means that a proposal that receives an affirmative majority of the votes cast will be approved. Abstentions and broker non-votes, if any, will not be counted “For” or “Against” Proposal 2, Proposal 4 or Proposal 5 and will have no effect on the outcome of such proposals. We do not expect to receive broker non-votes for Proposal 4 or Proposal 5, as banks, brokers and other nominees will have discretionary authority to vote shares for which beneficial owners do not provide voting instructions on that proposal.

Votes on each proposal will be tabulated by the inspector of elections appointed for the meeting.

Could other matters be decided at the Annual Meeting?

The Company does not know of any other matters that may be presented for action at the Annual Meeting. Should any other business come before the Annual Meeting, the individuals named as proxies on the proxy card will have discretionary authority to vote the shares represented by proxies in accordance with their best judgment. If you hold shares through a bank, broker or other nominee, the individuals named as proxies on the proxy card will not be able to vote your shares on any other business that comes before the Annual Meeting unless such individuals receive instructions from you with respect to such other business.

What happens if I submit my proxy but do not provide voting instructions?

If you submit a proxy via telephone or the internet or return a signed and dated proxy card without indicating instructions with respect to a specific proposal, your shares will be voted in accordance with the Board’s recommendation for such proposal.

If any other matter is properly presented at the Annual Meeting, the proxyholders for shares voted on the proxy card (i.e., one of the individuals named as proxies on the proxy card) will vote your shares using their best judgment.

Who pays for proxy solicitation?

The accompanying proxy is being solicited by the Board. We have engaged as a proxy solicitor to assist the Board in the solicitation of proxies for the Annual Meeting. We have agreed to pay a fee not to exceed $ plus reasonable expenses and customary charges for these services, which include the payment of certain fees and expenses for its services to solicit proxies. We will pay for the entire cost of soliciting proxies. In addition to this solicitation, directors and employees of the Company may solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What happens if the Annual Meeting is postponed or adjourned?

Unless the polls have closed or you have revoked your proxy, your proxy will still be in effect and may be voted once the Annual Meeting is reconvened. However, you will still be able to change or revoke your proxy with respect to any proposal until the polls have closed for voting on such proposal.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results are expected to be announced at the Annual Meeting. We expect to report final voting results in a Current Report on Form 8-K filed with the SEC no later than the fourth business day after the Annual Meeting.

How can I find the Company’s proxy materials on the internet?

This Proxy Statement and the Annual Report are available on our website at www.humacyte.com. You also can obtain copies without charge on the SEC’s website at www.sec.gov and may access these materials at www.proxyvote.com. The information contained on our website, and in all references to our website within this Proxy Statement, shall not be deemed incorporated by reference in this Proxy Statement or in any other filing we make under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

How do I obtain a separate set of the Company’s proxy materials if I share an address with other stockholders?

In some cases, stockholders holding their shares in a brokerage or bank account who share the same surname and address receive only one copy of the Notice. This practice is called “householding” and is designed to conserve natural resources and save printing and postage costs by reducing duplicate mailings. If you would like to have a separate copy of the Notice, the Annual Report or this Proxy Statement mailed to you or receive separate copies of future mailings, please submit your request to the address or phone number that appears on your Notice or proxy card. We will deliver such additional copies promptly upon receipt of such request.

In other cases, stockholders receiving multiple copies of proxy materials at the same address may wish to receive only one copy. If you would like to receive only one copy, please submit your request to the address or phone number that appears on your Notice or proxy card.

Can I receive future proxy materials electronically?

Yes. This Proxy Statement and the Annual Report are available on our website at www.humacyte.com. You also can obtain copies without charge on the SEC’s website at www.sec.gov and may access these materials at www.proxyvote.com. Instead of receiving paper copies in the mail, stockholders can elect to receive an e-mail that provides a link to our future annual reports and proxy materials on the internet. If you opt to receive your proxy materials electronically, you will receive an automatic link to the proxy voting site. In addition, electing to receive your proxy materials electronically will save us the cost of producing and mailing documents to your home or business and reduce the environmental impact of our annual meetings of stockholders.

May I propose actions for consideration at next year’s annual meeting of stockholders or nominate individuals to serve as directors?

Yes. The following requirements apply to stockholder proposals, including director nominations, for our 2027 annual meeting of stockholders:

Requirements for Stockholder Proposals to Be Considered for Inclusion in the Company’s Proxy Materials

Stockholders interested in submitting a proposal (other than the nomination of directors) for inclusion in the proxy materials to be distributed by us for our 2027 annual meeting of stockholders may do so by following the procedures prescribed in Rule 14a-8 promulgated under the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials. To be eligible for inclusion in the Company’s proxy materials, stockholder proposals must be received at our principal executive offices no later than the close of business on , 2026, which is the 120th day prior to the first anniversary of the date that we released this Proxy Statement to our stockholders for the Annual Meeting. To be included in our proxy materials, your proposal also must comply with our Bylaws and Rule 14a-8 promulgated under the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials. If we change the date of our 2027 annual meeting of stockholders by more than 30 days from the anniversary of this year’s Annual Meeting, stockholder proposals must be received a reasonable time before we begin to print and mail our proxy materials for our 2027 annual meeting of stockholders. Such proposals should be sent to: Humacyte, Inc., 2525 East North Carolina Highway 54, Durham, North Carolina 27713, Attention: Secretary.

Requirements for Stockholder Proposals Not Intended for Inclusion in the Company’s Proxy Materials

Stockholders who wish to present a proposal at our 2027 annual meeting of stockholders, but who do not intend for such proposal to be included in the Company’s proxy materials for such meeting, must give written notice of such proposal to the Company pursuant to our Bylaws. Such notice must be received by the Company’s Secretary at our principal executive offices no earlier than the opening of business on February 9, 2027, which is the 120th day before the anniversary date of this year’s Annual Meeting and no later than the close of business on March 11, 2027, which is the 90th day before the anniversary date of this year’s Annual Meeting.

However, if we change the date of our 2027 annual meeting of stockholders by more than 30 days before or more than 60 days after the date of this year’s Annual Meeting, notice of such proposal must be delivered no earlier than the close of business on the 120th day before the 2027 annual meeting of stockholders and not later than the later of (a) the close of business on the 90th day before the 2027 annual meeting of stockholders or (b) the close of business on the tenth day following the day on which public announcement of the date of the 2027 annual meeting of stockholders is first made by the Company.

The stockholder’s written notice must include certain information concerning the stockholder and each proposal, as specified in our Bylaws. However, the foregoing requirements will be deemed satisfied if the stockholder has provided notice to the Company of such proposal in compliance with Rule 14a-8 promulgated under the Exchange Act.

Requirements for Stockholder Nomination of Director Candidates Not Intended for Inclusion in the Company’s Proxy Materials

Stockholders who wish to make a nomination of a director candidate at our 2027 annual meeting of stockholders, but who do not intend for such nomination to be included in the Company’s proxy materials for such meeting, must give written notice of such nomination to the Company pursuant to our Bylaws. Such notice must be received by the Company’s Secretary at our principal executive offices no earlier than the opening of business on February 9, 2027, which is the 120th day before the anniversary date of this year’s Annual Meeting and no later than the close of business on March 11, 2027, which is the 90th day before the anniversary date of this year’s Annual Meeting.

However, if we change the date of our 2027 annual meeting of stockholders by more than 30 days before or more than 60 days after the date of this year’s Annual Meeting, notice of such nomination must be received no earlier than the opening of business on the 120th day before the 2027 annual meeting of stockholders and not later than the later of (a) the close of business on the 90th day before the 2027 annual meeting of stockholders or (b) the close of business on the tenth day following the day on which public announcement of the date of the 2027 annual meeting of stockholders is first made by the Company. In the case of a special meeting of stockholders called for the purpose of electing directors, such nominations must be received no later than the close of business on the 10th day following the day on which public announcement of the date of the special meeting is first made by the Company.

The stockholder’s written notice must include certain information concerning the stockholder and each director nomination, as specified in our Bylaws.

In addition to satisfying the foregoing requirements under the Company’s Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Board’s nominees must provide notice that sets forth the information required by Rule 14a-19 promulgated under the Exchange Act. If the stockholder does not also satisfy the requirements of Rule 14a-4 promulgated under the Exchange Act, the persons named as proxies will be allowed to use their discretionary voting authority when and if the matter is raised at the 2027 annual meeting of stockholders. Notice of such nomination should be sent to: Humacyte, Inc., 2525 East North Carolina Highway 54, Durham, North Carolina 27713, Attention: Secretary.

Copy of Amended and Restated Bylaws

You may request a copy of our Bylaws to be delivered to you at no charge by writing to the Company’s Secretary at Humacyte, Inc., 2525 East North Carolina Highway 54, Durham, North Carolina 27713, Attention: Secretary. In addition, we have filed a copy of our Bylaws as Exhibit 3.2 to our Annual Report, which may be accessed without charge on the investors section of our website at www.humacyte.com and the SEC’s website at www.sec.gov. The information contained on our website, and in all references to our website within this Proxy Statement, shall not be deemed incorporated by reference in this Proxy Statement or in any other filing we make under the Exchange Act.

PROPOSAL 1:

ELECTION OF DIRECTORS

Under our Certificate of Incorporation and Bylaws, the Board is divided into three classes of roughly equal size. The members of each class are elected to serve a three-year term with the term of office of each of the three classes ending in successive years. Pursuant to our Bylaws, the Board has fixed the current number of directors at 12, which will be reduced to 11 directors following the Annual Meeting. John P. Bamforth, Keith Anthony Jones and Kathleen Sebelius are the three Class II directors whose terms expire at this Annual Meeting.

At the Annual Meeting, shares represented by signed proxy cards will be voted on Proposal 1 “For” the election of the nominees to the Board, unless otherwise marked on the card. If any of the nominees becomes unavailable for election as a result of an unexpected occurrence, shares represented by proxy will be voted for the election of a substitute nominee designated by the current Board, unless otherwise marked on the card. Each of the nominees has agreed to serve as a director if elected. We have no reason to believe that any of the nominees will be unable to serve if elected.

Certain information about each of the nominees is furnished below, including their business experience, public company director positions held currently or at any time during the last five years and the experience, qualifications, attributes or skills that caused the Nominating and Governance Committee and the Board to determine that the nominees should serve as directors.

Name	Age	Positions and Offices Held with Company	Director Since
John P. Bamforth (1)	62	Director	2024
Keith Anthony Jones (1)	65	Director	2024
Kathleen Sebelius (2)	77	Director and Chair	2021

(1)
Member of the Commercial Committee
(2)
Member of the Audit Committee

Class II Directors (Terms Expire in 2026)

John P. Bamforth has served as a member of our Board since 2024. Dr. Bamforth served as Executive Director of Eshelman Innovation, a translational innovation institute at the University of North Carolina–Chapel Hill, from October 2019 to July 2025. Prior to joining Eshelman Innovation, Dr. Bamforth spent 30 years at Eli Lilly and Company (“Lilly”) until his retirement in 2018, in an array of roles primarily focused on brand development and commercialization. In 2012, he was appointed Chief Marketing Officer for Lilly’s multi-billion-dollar U.S. business and in 2016 he became Chief Marketing Officer for Lilly’s global business. Dr. Bamforth currently sits on the board of directors of READDI (Rapidly Emerging Antiviral Drug Development Initiative), a global non-profit developing small molecule antiviral drugs for pandemics, Akancocure, a private biotechnology company, and Eshelman Innovation. He has acted as a strategic advisor to Cape Fear BioCapital since August 2025. Between 2019 and 2021, Dr. Bamforth also served on the board of directors of the Structural Genomic Consortium (SGC), a public-private partnership exploring the human genome for novel biological targets of disease. In 2017, Dr. Bamforth co-founded B and M Impact Foundation dedicated to enabling disadvantaged youth to attend college. Dr. Bamforth holds a BPharm from the University of Bath and a Ph.D. and D.Sc. (Hon.) from Aston University in England.

We believe that Dr. Bamforth is qualified to serve as a director based on his extensive scientific and pharmaceutical management experience.

Keith Anthony Jones has served as a member of our Board since 2024. Dr. Jones served as the Chief Physician Executive of the University of Alabama at Birmingham (“UAB”) Health System as well as the Senior Associate Dean for Clinical Affairs of the UAB Heersink School of Medicine (“UABHSOM”), and the President of the University of Alabama Health Services Foundation (the “UAHSF”) from 2017 until May 2024. The UAHSF is the Faculty Practice Plan for the UABHSOM and employs approximately 1,400 academic physicians. Dr. Jones also served as the Maurice S. Albin Professor of Anesthesiology and Perioperative Medicine at the UABHSOM from 2019 until May 2024. From 2006 to 2017, Dr. Jones served as Chair of the Department of Anesthesiology and Perioperative Medicine for the UABHSOM and Chief of Anesthesiology Services for UAB Hospital. He is a member of the American Society of Anesthesiologists, where he has served on and led numerous committees. Dr. Jones holds a B.S. in microbiology and an M.D. from the University of Alabama and completed his residency and postdoctoral fellowship at the Mayo Graduate School of Medicine.

We believe that Dr. Jones is qualified to serve as a director based on his extensive medical expertise and administrative experience in the UAB Health System.

Kathleen Sebelius is the chair of our Board. She has served as a member of our Board since August 2021 and previously served as a member of Humacyte Global, Inc. (“Legacy Humacyte”) board of directors from September 2015 to August 2021. Ms. Sebelius is the Chief Executive Officer of Sebelius Resources LLC, which provides strategic advice to private companies, not-for-profit organizations, higher education institutions and financial investors. From April 2009 to June 2014, Ms. Sebelius served as U.S. Secretary of Health and Human Services (“HHS”). Prior to serving as HHS Secretary, Ms. Sebelius was the Governor of Kansas and served two terms as the Kansas insurance commissioner and four terms in the Kansas Legislature. Ms. Sebelius currently serves on the board of directors of Devoted Health, Inc., Included Health Inc. and Exact Sciences Corporation. She also serves as a director of KFF (formerly the Kaiser Family Foundation) and Project 50. Ms. Sebelius co-chairs the Aspen Institute Health Strategy Group and serves on advisory boards for the Dole Institute of Politics, Out Leadership, and the Estée Lauder Foundation. Ms. Sebelius holds a master of public administration degree from the University of Kansas and a B.A. in Political Science from Trinity Washington University.

We believe that Ms. Sebelius’ distinguished leadership in the healthcare reimbursement industry, tenure in the public sector and experience with regulatory process and policies provides her with executive leadership, strategic, regulatory, talent management, reimbursement and policy expertise.

Vote Required

Directors are elected by a plurality of the votes cast at the Annual Meeting. The three nominees receiving the highest number of “For” votes will be elected. Abstentions and broker non-votes will have no effect on the outcome of the election of directors at the Annual Meeting.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH DIRECTOR NOMINEE.

Directors Not Standing for Election

Certain information about those directors whose terms do not expire at the Annual Meeting is furnished below, including their business experience, public company director positions held currently or at any time during the last five years and the experiences, qualifications, attributes or skills that caused the Nominating and Governance Committee and the Board to determine that each director should serve as one of our directors. The term of the Class III directors will expire at the 2027 annual meeting of stockholders, and the term of the Class I directors will expire at the 2028 annual meeting of stockholders.

On March 26, 2026, Todd M. Pope notified the Company that he intends not to stand for re-election at the Annual Meeting. Mr. Pope’s decision was not the result of any disagreement between Mr. Pope and the Company, its management, board of directors or any committee thereof, or with respect to any matter relating to the Company’s operations, policies or practices. Rather, Mr. Pope’s growing outside professional and business obligations led to his decision not to stand for re-election. Mr. Pope has been a valued member of the Board, and the Company thanks him for his contributions.

Name	Age	Positions and Offices Held with Company	Director Since
Emery N. Brown (1)	69	Director	2021
Michael T. Constantino (2)(3)	63	Director	2021
Brady W. Dougan	66	Director	2021
C. Bruce Green (1)(4)	70	Director	2022
Laura E. Niklason	63	Director, President and Chief Executive Officer	2021
Todd M. Pope (3)(4)	60	Director	2021
Diane Seimetz (4)	55	Director	2022
Max Wallace (1)(3)	74	Director	2021
Susan Windham-Bannister (2)(4)	74	Director	2021

(1)
Member of the Nominating and Governance Committee
(2)
Member of the Audit Committee
(3)
Member of the Compensation Committee
(4)
Member of the Commercial Committee

Class III Directors (Terms Expire in 2027)

Emery N. Brown has served as a member of our Board since August 2021. Dr. Brown currently serves as the Warren M. Zapol Professor of Anaesthesia at Harvard Medical School and the Edward Hood Taplin Professor of Medical Engineering and Computational Neuroscience at the Massachusetts Institute of Technology. He has been on the faculty at Harvard Medical School and MIT since May 1992 and October 2005, respectively. Dr. Brown has also served as an anesthesiologist at Massachusetts General Hospital from May 1992 to May 2022. Dr. Brown is an editor of PNAS and a member of the Editorial Advisory Committee of the New England Journal of Medicine. Dr. Brown currently serves on the Board of Trustees of the Guggenheim Foundation, the Board of Trustees of the Simons Foundation, and the board of directors of PASCALL Systems, Inc., an early-stage medical device startup which he co-founded. Dr. Brown is a member of the National Academy of Inventors, the American Philosophical Society, the National Academy of Medicine, the National Academy of Sciences and the National Academy of Engineering. Dr. Brown is a recipient of the National Medal of Science. Dr. Brown holds an M.D. from Harvard Medical School, a Ph.D. and M.A. in statistics from Harvard University and a B.A. in applied mathematics from Harvard College.

We believe that Dr. Brown is qualified to serve as a director based on his extensive medical and scientific knowledge and experience.

Michael T. Constantino has served as a member of our Board since August 2021. Mr. Constantino is a retired Ernst & Young LLP assurance partner who served in the Research Triangle Park region of North Carolina for over 30 years. From 2009 to 2012, he served as the Office Managing Partner for the combined Raleigh/Greensboro office of Ernst & Young. Mr. Constantino served as a member of the board and the chairman of the audit committee of 9 Meters Biopharma, Inc., a clinical-stage biopharmaceutical company. He also served on the advisory board for CREO, Inc., an RTP-based consultancy focused on growth management and data transformation services, and served as chair of the board for the NC State Foundation. Mr. Constantino holds a B.A. in both Accounting and Business Management from NC State University and is a North Carolina Certified Public Accountant, or CPA.

We believe that Mr. Constantino is qualified to serve as a director based on his extensive experience as a CPA and with SEC compliance matters and Sarbanes-Oxley internal control over financial reporting.

Laura E. Niklason is the founder of Legacy Humacyte. Dr. Niklason has served as our President and Chief Executive Officer and as a member of the Board since August 2021, and previously served as President and Chief Executive Officer of Legacy Humacyte since November 2020 and as a member of the Legacy Humacyte board of directors since 2004. Dr. Niklason has served in a senior scientist capacity at the Company from 2005 through 2020. Dr. Niklason has served as an adjunct professor at Yale University since November 2020 and previously served as the Nicholas M. Greene Professor of Anesthesiology and Biomedical Engineering at Yale University from 2006 to November 2020. She was inducted into the National Academy of Inventors in 2014 and was elected to the National Academy of Medicine and the National Academy of Engineering in 2015 and 2020, respectively. Dr. Niklason holds a Ph.D. in Biophysics from the University of Chicago and an M.D. from the University of Michigan. Dr. Niklason completed her residency training in anesthesia and intensive care unit medicine at the Massachusetts General Hospital and completed post-doctoral scientific training at the Massachusetts Institute of Technology. Dr. Niklason is married to Mr. Dougan, a member of the Board.

We believe that Dr. Niklason is qualified to serve as a director based on her significant experience in the biotechnology industry, her extensive training in medicine and science and her role as the founder of Legacy Humacyte.

Susan Windham-Bannister has served as a member of our Board since August 2021. Dr. Windham-Bannister is a nationally and internationally recognized expert in biopharma innovation, market access and market optimization strategies. She has served as President and Chief Executive Officer of Biomedical Growth Strategies, LLC, a strategic advisory firm serving the life sciences and healthcare industries, since September 2015. During her career as a strategy consultant, she has crafted the launch strategies for numerous “block buster” drugs, biologics and diagnostics. From 2008 to 2015, Dr. Windham-Bannister served as founding President and Chief Executive Officer of the Massachusetts Life Sciences Initiative, a $1 billion life sciences-dedicated investment fund. Dr. Windham-Bannister currently serves on the board of directors of Aridis Pharmaceuticals, Inc., a public late-stage biopharmaceutical company and on the advisory boards of the Paris Saclay Cancer Center and Brockton Everlast, a London-based firm. She is the board chair of BioscienceLA, a nonprofit independent innovation catalyst in Los Angeles. Dr. Windham-Bannister holds a Ph.D. in Health Policy and Management from the Florence Heller School at Brandeis University. She was a Post-Doctoral Fellow at Harvard University’s John F. Kennedy School and a Fellow in the Center for Science and Policy (CSAP) at Cambridge University, Cambridge, England.

We believe that Dr. Windham-Bannister is qualified to serve as a director based on her status as an internationally recognized expert in innovation, market access, and market optimization strategies.

Class I Directors (Terms Expire in 2028)

Brady W. Dougan has served as a member of our Board since August 2021. He previously served as the chair of the board of directors of Legacy Humacyte from March 2019 to August 2021 and as a member of its board of directors since 2005. Since July 2015, Mr. Dougan has served as Chairman and Chief Executive Officer of Exos Securities (“Exos”). From May 2007 through June 2015, Mr. Dougan served as Chief Executive Officer and Member of the Executive Board of Credit Suisse Group AG and Credit Suisse AG, steering the bank through the financial crisis of 2008 and various reforms and changes in the banking industry. Prior to that time, Mr. Dougan served in various leadership positions at Credit Suisse. Mr. Dougan currently serves on the Board of Trustees for the University of Chicago. Mr. Dougan holds a B.A. in Economics and an M.B.A. in Finance from the University of Chicago. Mr. Dougan is married to Laura E. Niklason, Humacyte’s President and Chief Executive Officer and a member of our Board.

We believe that Mr. Dougan is qualified to serve as a director based on his significant executive leadership experience and his extensive experience related to financing for public and private companies.

C. Bruce Green has served as a member of our Board since 2022. Dr. Green served as the 20th Surgeon General of the U.S. Air Force from August 2009 through July 2012, during which time he oversaw all U.S. Air Force Medical Service activities, including a staff of over 42,800 people assigned to 75 medical facilities worldwide. Prior to serving as Surgeon General, Dr. Green served as Assistant Surgeon General for Health Care Operations from July 2005 to August 2006 and Deputy Surgeon General of the U.S. Air Force from August 2006 to August 2009. Dr. Green was commissioned through the Health Professions Scholarship Program and entered active duty with the U.S. Air Force in 1978. After 34 years of service, he retired from the Air Force in July 2012 with the rank of Lieutenant General. Dr. Green served as Director and Chief Medical Officer of Deloitte Federal Consulting from October 2013 until his retirement in 2022. Dr. Green completed residency training in family practice at Eglin Regional Hospital, Eglin Air Force Base, Florida, and in aerospace medicine at Brooks Air Force Base, Texas. He received his B.S. from the University of Wisconsin–Parkside, his M.D. from the Medical College of Wisconsin and his M.P.H. from the Harvard School of Public Health.

We believe that Dr. Green is qualified to serve as a director based on his extensive healthcare management experience derived from his distinguished career and leadership positions with the U.S. Air Force Medical Service.

Diane Seimetz has served as a member of our Board since 2022. Dr. Seimetz has over 25 years of international drug development, partnering and managerial experience in the biopharmaceutical industry. In 2013, she co-founded Biopharma Excellence and served as its Chief Executive Officer from December 2013 until June 2021. Biopharma Excellence was acquired by the PharmaLex Group in September 2020, and is now part of Cencora. Dr. Seimetz currently serves on the board of directors of Cumulus Oncology, GlycanAGE, Temedica and mbiomics. She is part of the scientific advisory board of the quadraScope fund. In 2023, she co-founded two biotech companies, Avocet Bio and Myopax. Dr. Seimetz began her professional career in 1999 with the Fresenius Healthcare Group and served as Executive Vice President of its biotech division and Chief Scientific Officer with responsibility for international drug development from 2008 to 2013. Dr. Seimetz received a degree in pharmaceutical science from the University of Saarland, a master’s degree in drug regulatory affairs from the University of Bonn, and a Ph.D. from the University of Heidelberg, for which her research work was conducted at the German Cancer Research Center and Johns Hopkins University.

We believe that Dr. Seimetz is qualified to serve as a director based on her extensive experience in international drug development, partnering and managerial experience in the biopharmaceutical industry.

Max Wallace has served as a member of our Board since August 2021 and previously served as a member of the Legacy Humacyte board of directors from June 2005 to August 2021. Mr. Wallace has served as the President of Round Table Research, a cancer research company, since March 2023. Mr. Wallace served as Chief Executive Officer of Accelerate Brain Cancer Cure, or ABC², a not-for-profit corporation seeking to drive research and treatments for brain tumors from August 2008 to December 2019. Prior to joining ABC², Mr. Wallace served as the Chief Executive Officer of TheraLogics, Inc. an early-stage biopharmaceutical company, and as President of Trimeris, Inc., a formerly public biopharmaceutical company founded by Mr. Wallace that created and brought to market a new class of drugs for the treatment of HIV, AIDS and other viral diseases and is now a part of Synageva BioPharma Corp. Mr. Wallace also founded and developed several other biopharmaceutical companies, including Cogent Neuroscience, Sphinx Pharmaceuticals Corporation, now a part of Lilly, and SARCO, Inc., now a part of PPD/Pharmaco, and co-founded and served as President of the North Carolina Bioscience Organization, the biotechnology industry’s trade organization in North Carolina. Mr. Wallace holds a B.A. in English and Political Science from Duke University and a J.D. from the University of Florida.

We believe that Mr. Wallace is qualified to serve as a director based on the depth of his experience in the biotechnology industry, including his service in executive roles at multiple emerging biopharmaceutical companies and his oversight of the development and commercialization of innovative technologies.

Director Not Standing for Re-election

Todd M. Pope has served as a member of our Board since August 2021. Mr. Pope has been a partner of Revival Healthcare Capital since October 2022. Mr. Pope previously served as the President and Chief Executive Officer of WellAir Group Ltd., a leading clean air solutions company from February 2021 until March 2022. Prior to its acquisition by WellAir, Mr. Pope served as the Executive Chairman of UV Innovators, LLC, a developer of medical-grade handheld UVC disinfection technology, from February 2017 to February 2021. From 2008 to 2019, Mr. Pope served as the Chief Executive Officer of TransEnterix, Inc. (now Asensus Surgical, Inc.), a medical device company. He also previously served as worldwide president of Cordis, a multi-billion-dollar division within Johnson & Johnson’s medical device business. Mr. Pope currently serves on, and previously served as the chairman of, the board of directors of AdvaMed ACCEL, a medical technology industry group, the chairman of the board of Avania, a private medtech CRO, and a director of Distalmotion, a private Swiss robotics company. Mr. Pope also serves on the Educational Foundation for the University of North Carolina at Chapel Hill, where he is the immediate past executive chairman of the board. Time Magazine named Mr. Pope one of the “50 most influential people in healthcare 2018.” Mr. Pope holds a B.A. in Labor and Industrial Relations from the University of North Carolina.

We believe that Mr. Pope’s extensive experience in key leadership positions at public and private companies within the healthcare industry has provided him with executive leadership, finance, strategic, risk management, commercialization and scientific expertise. On March 26, 2026, Todd M. Pope notified the Company that he intends not to stand for re-election at the Annual Meeting.

Skills, Experiences and Backgrounds of our Director Nominees and Continuing Directors

Our Board believes that having a diverse mix of directors with complementary qualifications, expertise and attributes is essential to meeting its oversight responsibility. Our directors must consistently bring to bear practical wisdom and seasoned judgment gained from significant leadership skill and experience, while remaining adept at overseeing emerging risks and new business challenges. A mark in the chart below indicates a specific area of focus or expertise on which the board particularly relies or, for our director candidates, expects to rely. Not having a mark does not mean that the director does not possess that qualification or skill. Our director and director nominees biographies describe each director’s background and relevant experience in more detail.

Bamforth	Brown	Constantino	Dougan	Green	Jones	Niklason	Sebelius	Seimetz	Wallace	Windham-Bannister
Corporate Governance Directors with experience in corporate governance, such as service on boards and board committees, or as governance executives of other companies and are familiar with the dynamics and operation of a board of directors and the impact that governance policies have on a company.	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Leadership and Strategy Directors with significant leadership experience for a significant enterprise over an extended period.	✓		✓	✓	✓	✓	✓	✓	✓	✓	✓
Entrepreneurism Directors who understand how to build and grow companies and have a knowledge of how to translate innovation into successful products.	✓		✓	✓			✓		✓	✓	✓
Finance and Investments Directors with an understanding of accounting and financial reporting processes or who have proficiency in financial management and capital allocation.			✓	✓		✓	✓		✓	✓	✓
Scientific and Medical Directors who have experience in scientific or medical fields given the company's focus on research and innovation.	✓	✓			✓	✓	✓	✓	✓		✓
Government, Regulatory and Public Policy Directors who have extensive government and public policy experience, whether as members of the government or through extensive interactions with government leaders, policy makers and regulatory agencies.					✓	✓	✓	✓	✓	✓	✓
Risk Management and Oversight Directors who understand risk management and how it impacts a company's operations and controls.		✓	✓	✓	✓	✓	✓			✓	✓
Technology and Cybersecurity Directors with digital technology experience to help the Company understand the evolution of fast-paced technology, assess and respond to cybersecurity challenges and risks and improve efficiency and productivity through the use of new technologies.			✓	✓	✓		✓				
Health Care Industry Directors with experience in running clinical trials or with commercializing and obtaining reimbursement for health care products.	✓	✓			✓	✓	✓	✓	✓	✓	✓
Sales and Marketing Directors with experience developing strategies to grow sales and market share, build brand awareness and enhance enterprise reputation, and who have an awareness of how customers make purchasing decisions.	✓		✓		✓	✓					✓
Human Resources and Talent Directors with experience in human capital management, including developing talent and understanding the importance of talent management and the complex considerations in setting employee and executive compensation.	✓		✓		✓	✓	✓	✓		✓	✓
International Directors who work in global companies or who have significant experience in or interactions with markets outside of the United States.	✓			✓	✓			✓	✓		✓
M&A and Strategic Transactions Directors who have a history of leading growth through acquisitions and other business combinations and strategic transactions.	✓		✓	✓				✓	✓	✓	✓

CORPORATE GOVERNANCE

Our Board is responsible for oversight of the management of the Company. In carrying out its responsibilities, the Board selects and monitors our management team, provides oversight of our financial reporting processes and determines and implements our corporate governance policies.

Corporate Governance Documents

Our Certificate of Incorporation and Bylaws, along with the charters of the committees of the Board, provide the framework for our corporate governance. Our current corporate governance documents can be found, together with other corporate governance information, in the investors section of our website at www.humacyte.com. The Board also evaluates the charters of its committees not less than annually.

Code of Business Conduct and Ethics

We have adopted a Code of Conduct and Ethics that applies to all officers, directors and employees of Humacyte and its subsidiaries. The Code of Conduct and Ethics codifies the business and ethical principles that govern all aspects of our business, reflecting our commitment to a culture of honesty, integrity and accountability. In addition to following the Code of Conduct and Ethics, officers, directors and employees are expected to seek guidance in situations where there is a question regarding compliance issues, whether with the letter or the spirit of our policies and applicable laws. The Code of Conduct and Ethics is available on the investors section of our website at www.humacyte.com. The information contained on our website, and in all references to our website within this Proxy Statement, shall not be deemed incorporated by reference in this Proxy Statement or in any other filing we make under the Exchange Act.

Board Composition

The Board directs the management of our business and affairs, as provided by Delaware law, and conducts its business through meetings of the Board and its standing committees.

We have designated a Board size of 12 members, which will be reduced to 11 members following the Annual Meeting. Kathleen Sebelius serves as chair of the Board. The primary responsibilities of the Board are to provide risk oversight and strategic guidance to us and to counsel and direct our management. The Board meets on a quarterly basis and convenes additional meetings, as required.

Fresenius Medical Care Holdings, Inc. (“Fresenius Medical Care”) has designated one representative to attend, in a non-voting observer capacity, all meetings of the Board.

The Board is divided into three classes of directors, with the directors serving three-year terms. Mr. Dougan, Dr. Green, Dr. Seimetz and Mr. Wallace are Class I directors; Dr. Bamforth, Dr. Jones, Mr. Pope and Ms. Sebelius are Class II directors; and Dr. Brown, Mr. Constantino, Dr. Niklason and Dr. Windham-Bannister are Class III directors. Each class of directors is elected for a term of three years. The term of office of the Class II directors will expire at the Annual Meeting. The term of the current Class III directors will expire at the 2027 annual meeting of stockholders, and the term of the current Class I directors will expire at the 2028 annual meeting of stockholders.

On March 26, 2026, Mr. Pope notified the Company that he intends not to stand for re-election at the Annual Meeting.

Family Relationships

Dr. Niklason, our President and Chief Executive Officer, is married to Mr. Dougan. Both Dr. Niklason and Mr. Dougan serve on the Board. There are no additional family relationships among the directors and executive officers of Humacyte.

Independence of Directors

The Nasdaq Stock Market LLC (“Nasdaq”) listing standards generally define an “independent director” as a person who is not an executive officer or employee, or who does not have a relationship that, in the opinion of the company’s board of directors, would interfere with the exercise of independent judgment in carrying out his or her responsibilities as a director. In assessing director independence, the Board concluded that the independent directors have no conflict that might discourage critical review of the Company’s management and operations. The Board has determined that John P. Bamforth, Emery N. Brown, Michael T. Constantino, C. Bruce Green, Keith Anthony Jones, Todd M. Pope, Kathleen Sebelius, Diane Seimetz, Max Wallace and Susan Windham-Bannister are independent directors of the Company. The Board determined that Mr. Pope was an independent director of the Company prior to his notification on March 26, 2026, that he intends not to stand for re-election at the Annual Meeting.

The Board has determined that Laura E. Niklason and Brady W. Dougan are not independent directors of the Company.

Committees of the Board of Directors

As required under Nasdaq listing standards, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present.

The Board has an Audit Committee, a Nominating and Governance Committee, a Compensation Committee, and a Commercial Committee. From time to time, special committees may be established under the direction of the Board when necessary to address specific issues. Copies of each Board committee’s charter are posted on the investors section of our website at www.humacyte.com. The information contained on our website, and in all references to our website within this Proxy Statement, shall not be deemed incorporated by reference in this Proxy Statement or in any other filing we make under the Exchange Act.

Below is a description of each committee of the Board. The Board has determined that each member of the Audit, Compensation and Nominating and Governance Committees meets, or met during his or her service, applicable rules and regulations regarding “independence” and that each such member is or was free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

The Audit Committee consists of Michael T. Constantino, Kathleen Sebelius, and Susan Windham-Bannister. Mr. Constantino serves as the chairperson of the Audit Committee. The Board has determined that each of Mr. Constantino, Ms. Sebelius, and Dr. Windham-Bannister is independent under Nasdaq listing standards and Rule 10A-3 promulgated under the Exchange Act. Each member of the Audit Committee is financially literate. The Board also has determined that Mr. Constantino is an “Audit Committee financial expert” within the meaning of SEC regulations. The Audit Committee met eight times in 2025.

The Audit Committee has the following responsibilities, among others, as set forth in the Audit Committee’s charter:

•
selecting a firm to serve as the independent registered public accounting firm to audit our financial statements;
•
ensuring the independence of the independent registered public accounting firm;
•
discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and that firm, our interim and year-end operating results;
•
establishing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;
•
considering the adequacy of our internal controls;
•
reviewing material related party transactions or those that require disclosure;
•
pre-approving audit and non-audit services to be performed by the independent registered public accounting firm; and
•
oversee our risk management process, including with respect to cybersecurity, and our process for preventing and detecting fraud.

Nominating and Governance Committee

The Nominating and Governance Committee consists of Emery N. Brown, C. Bruce Green and Max Wallace. Max Wallace serves as the chairperson of the Nominating and Governance Committee. The Board has determined that each of Dr. Brown, Dr. Green and Mr. Wallace is independent under Nasdaq listing standards. The Nominating and Governance Committee met twice and acted by written consent once in 2025.

The Nominating and Governance Committee has the following responsibilities, among others, as set forth in the Nominating and Governance Committee’s charter:

•
identifying and recommending candidates for membership on the Board;
•
reviewing and recommending our corporate governance guidelines and policies;
•
overseeing the process of evaluating the performance of the Board;
•
assisting the Board on corporate governance matters; and
•
reviewing proposed waivers of the Code of Conduct and Ethics for directors and executive officers.

Compensation Committee

The Compensation Committee consists of Michael T. Constantino, Todd M. Pope and Max Wallace. Mr. Pope serves as the chairperson of the Compensation Committee. The Board has determined that each of Messrs. Constantino, Pope and Wallace is independent under applicable SEC rules and Nasdaq listing standards and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. The Compensation Committee met seven times and acted by written consent five times in 2025.

The Compensation Committee has the following responsibilities, among others, as set forth in the Compensation Committee’s charter:

•
reviewing and approving, or recommending that the Board approve, the compensation of executive officers;
•
reviewing and recommending to the Board the compensation of its directors;
•
administering our stock and equity incentive plans;
•
reviewing and approving, or making recommendations to the Board with respect to, incentive compensation and equity plans; and
•
reviewing our overall compensation philosophy.

Commercial Committee

The Commercial Committee consists of John P. Bamforth, C. Bruce Green, Keith Anthony Jones, Todd M. Pope, Diane Seimetz and Susan Windham-Bannister. Dr. Windham-Bannister acts as the chairperson of the Commercial Committee. The Commercial Committee oversees issues related to manufacturing, pricing, market access, and sales. All of the members of the Commercial Committee are independent under applicable SEC rules and Nasdaq listing standards. The Commercial Committee met five times in 2025.

Director Qualifications and Diversity

We operate in a highly technical, regulated and competitive industry. As such, we require a board of directors that possesses a wide array of skill sets to help us drive forward our long-term strategy. The Board believes that it is important that its members represent diverse viewpoints, with a broad array of experiences, professions, skills and backgrounds that, when considered as a group, provide a sufficient mix of perspectives to allow the Board to best fulfill its responsibilities to the long-term interests of our stockholders. The attributes required of Board members, as a whole, may include the skills described in “Skills, Experiences and Backgrounds of our Director Nominees and Continuing Directors.” The Board believes that gender diversity and racial and ethnic diversity are important in providing diverse viewpoints. The Board currently has four female members and four racially or ethnically diverse members. The Company, the Board and the Nominating and Governance Committee are committed to continue seeking director candidates who would further increase the breadth of the Board’s experiences, skills and perspectives.

Board Refreshment

The Board believes it is important to have experienced directors with a deep understanding of the Company’s business as well as newer directors who bring fresh perspectives to the Board. In its efforts to identify potential director candidates, the Board and the Nominating and Governance Committee identify the backgrounds and expertise that are desired and the future needs of the Board in light of anticipated director retirements or resignations.

Our recruiting process typically involves a member of the Board or the Nominating and Governance Committee contacting a prospect to gauge the prospect’s interest and availability. A candidate will then meet with several members of the Board and then meet with members of the Company’s management as appropriate. At the same time, the Board or the Nominating and Governance Committee and any search firm engaged by the Nominating and Governance Committee will contact references for the prospect. A background check is completed before a final recommendation is made to the Board to appoint a candidate to the Board.

Director Onboarding Process

Upon joining our Board, new directors are provided with a comprehensive orientation and participate in a formal onboarding process to facilitate their transition onto our Board. Our onboarding process familiarizes new directors with the Company’s business, strategic plans and governance program. New directors hold meetings with Humacyte’s senior leadership and key management representatives to learn about the Company. They also participate in site visits. Based on feedback received, we believe this onboarding program, coupled with participation in regular Board and committee meetings, provides new directors with a strong foundation in our Company’s business, and accelerates their ability to fully engage in Board discussions and decision-making.

Thoughtful Board Evaluation Process

Board and committee evaluations play an important role in ensuring the effective functioning of our Board. The Board and each of its committees conduct annual self-assessments, which are overseen by the Nominating and Governance Committee and include written evaluation forms to assess their effectiveness. An external legal advisor prepares a report that compiles and summarizes the results of these assessments without attribution. This report is discussed with the directors to identify areas for future improvement. This feedback is also considered by the Nominations and Governance Committee when searching for and evaluating potential future Board nominees to help ensure we are adding new directors with the proper mix of subject matter expertise and perspective consistent with the needs of our company.

Meetings of the Board

The Board met ten times and acted by written consent six times in 2025. Each director attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he or she served, held during the period for which he or she was a director or committee member, other than John Bamforth. Mr. Bamforth attended all regularly scheduled meetings of the Board and the Commercial Committee but was unable to attend certain special meetings due to previously scheduled obligations.

Directors are encouraged, but not required, to attend our annual meetings of stockholders.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is currently one of our officers or employees. None of our executive officers currently serves, or has served during the last completed fiscal year, as a member of the Board or Compensation Committee of any entity that has one or more executive officers serving or will serve as a member of the Board or Compensation Committee.

Separation of Chair of the Board and Chief Executive Officer Roles

The Board separates the positions of Chair of the Board and Chief Executive Officer (“CEO”). Separating these positions allows our CEO to focus on our day-to-day business, while allowing the Chair of the Board to lead the Board in its fundamental role of providing advice to and independent oversight of management. The Board recognizes the time, effort, and energy that the CEO is required to devote to her position in the current business environment, as well as the commitment required to serve as our Chair of the Board, particularly as the Board’s oversight responsibilities continue to grow. We believe that having separate positions and having an outside director serve as Chair of the Board is the appropriate leadership structure for the Company at this time. Ms. Sebelius currently serves as Chair of the Board.

Risk Oversight

The Board recognizes that the leadership structure and combination or separation of the CEO and Chair roles is driven by the needs of Humacyte at any point in time. As a result, no policy exists requiring combination or separation of leadership roles, and our governing documents do not mandate a particular structure. The Board believes this structure will allow it the flexibility to establish the most appropriate structure for Humacyte at any given time.

The Board oversees the risk management activities designed and implemented by our management. Management, the Board and its committees work together to manage risks and the opportunities these create. The Board does not have a standing risk management committee, but rather executes its oversight responsibility both directly and through its standing committees. The Board also considers specific risk topics, including risks associated with our strategic initiatives, business plans, capital structure, commercializing our product candidates, liquidity, talent management, compliance and cybersecurity. Our management, including our executive officers, are primarily responsible for managing the risks associated with the business and operations of the company and provide appropriate updates to the Board and the Audit Committee. Our management annually reports to the Board the results of its internal survey and analysis of enterprise risk management and regularly discusses with the Board and its committees various operational and compliance risks. The Board has delegated to the Audit Committee oversight of its risk management process, and the other committees of the Board also consider risks as they perform their respective committee responsibilities. All Board committees report to the Board as appropriate, including, but not limited to, when a matter rises to the level of a material or enterprise risk.

While management is responsible for the day-to-day risk management process, the role of the Board, either acting as the full Board or through its committees, is to ensure that:

•
the risk management process designed and implemented by management is adapted to the overall corporate strategy;
•
those processes are functioning effectively;
•
management communicates material risks to the Board or the appropriate committee; and
•
actions are being taken to continue to foster a strong culture of compliance and risk-adjusted decision making throughout Humacyte.

Communications with the Board

The Board is interested in receiving communications from stockholders and other interested parties. These parties may contact any member of the Board or any committee of the Board, the non-employee directors as a group or the chairperson of any committee. In addition, the Audit Committee is interested in receiving communications from employees and other interested parties regarding accounting, internal controls or auditing matters. Any such correspondence should be addressed to the appropriate person or persons, either by name or title, and sent to our Secretary at Humacyte, Inc., 2525 East North Carolina Highway 54, Durham, North Carolina 27713, Attention: Secretary. The Secretary will review all such communications, and may, in her sole discretion, disregard any communication that she believes is not related to the duties and responsibilities of the Board, relates to a personal grievance, is a business solicitation or advertisement or that is profane. If deemed an appropriate communication, the Secretary will share the communication with the applicable director or directors.

Insider Trading, Anti-Hedging and Pledging Policies

We have adopted an insider trading policy that sets forth the policies and procedures with respect to trading in our securities to promote compliance with insider trading laws, rules and regulations, as well as the Nasdaq listing standards. This policy applies to all directors, officers, employees, external contractors and consultants who have access to material nonpublic information of the Company (collectively “covered persons”). This policy also applies to immediate family members of covered persons, members of covered persons’ families, other household members of covered persons, and all corporations, trusts and other entities controlled by covered persons or family members.

As part of our policy against insider trading, covered persons are prohibited from purchasing financial instruments that are designed to hedge or offset any decrease in the market value of the Company’s securities. Additionally, such individuals are prohibited from engaging in transactions involving options on the Company’s securities, such as options, swaps, puts, calls and other derivative securities, except when receiving or exercising options granted by the Company. “Short sales” of the Company’s securities (sales of securities not already owned) are also prohibited. Furthermore, pledging of any Company securities is not permitted without the prior approval of the Board.

CEO Succession Planning

The Board believes that planning for CEO succession is an important responsibility and periodically discusses the CEO succession plan to help ensure business continuity. The review includes a discussion of potential successors and an evaluation of their readiness for the role. More broadly, the Board is regularly updated on talent indicators for the Company’s overall workforce and recruiting and development programs.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

The names of the current executive officers of the Company and certain information about each of them are set forth below:

Name	Age	Positions Held with Company
Laura E. Niklason	63	President, Chief Executive Officer and Director
Dale A. Sander	66	Chief Financial Officer, Chief Corporate Development Officer and Treasurer
Shamik J. Parikh	52	Chief Medical Officer

Laura E. Niklason. Please see “Continuing Directors Not Standing for Election” above.

Dale A. Sander has served as our Chief Financial Officer, Chief Corporate Development Officer and Treasurer since August 2021. Mr. Sander has served as Legacy Humacyte’s Chief Financial Officer and Treasurer since May 2021, as Legacy Humacyte’s Chief Corporate Development Officer since November 2020 and as a member of the Legacy Humacyte board of directors since September 2015. He served as the Chief Financial Officer of Bryn Pharma, a privately held life sciences company, from 2019 to 2021. Prior to that, Mr. Sander served as Chief Financial Officer of AVITA Medical Limited, a publicly traded regenerative medicine company, from 2017 to 2019, and as Senior Vice President, Global Accounting Officer at Sutherland Global Services, Inc. from 2012 to 2017. Mr. Sander served as a Senior Manager with Ernst & Young and holds a B.S. in Business Administration from San Diego State University.

Shamik J. Parikh has served as Humacyte’s Chief Medical Officer since April 2022. Prior to joining Humacyte, Dr. Parikh served as Vice President and Head of the Patient Safety Center for Excellence at AstraZeneca from April 2016 to 2022 and as a core member of the AstraZeneca Executive Safety Board. Previously, he served at AstraZeneca as Vice President, Cardiovascular, Renal and Metabolism, Global Medical Affairs from September 2012 to March 2016, and as Director, Senior Director and Executive Director of Clinical Development in Cardiovascular and Metabolics from June 2005 to August 2012. From October 2003 to June 2005, Dr. Parikh served as Director of U.S. Clinical Development and Medical Affairs at GlaxoSmithKline. Earlier in his career, Dr. Parikh served as a Clinical Investigator National Institute of Child Health and Human Development (“NICHD”) within the National Institutes of Health (“NIH”), and as a Lieutenant Commander in the U.S. Public Health Service. Dr. Parikh holds a medical degree from Topiwala National Medical College and completed his combined internal medicine and pediatrics residency at St. Joseph Mercy Oakland Hospital and his post-doctoral fellowship in clinical endocrinology at NICHD, NIH.

Each of our executive officers serves at the discretion of the Board and will hold office until the election or qualification of his or her successor or until his or her earlier death, resignation or removal.

PROPOSAL 2:

APPROVAL OF NAMED EXECUTIVE OFFICER COMPENSATION

In accordance with Section 14A of the Exchange Act, stockholders are being asked to approve, on a non-binding advisory basis, the compensation of our NEOs (as defined below), as described in the Executive Compensation section of this proxy statement beginning on page 25.

As discussed in greater detail in the “Executive Compensation” section in this Proxy Statement, our compensation program is designed to achieve the following objectives:

•
provide a total compensation package that is highly competitive in order to attract and retain highly qualified executives;
•
align the interests of our executives with the interests of our stockholders; and
•
emphasize the use of variable, performance-based compensation to reward executives for meeting strategic objectives.

The Compensation Committee annually reviews and evaluates the executive compensation program in light of these objectives. The Board believes that the Company’s executive compensation program is effective in implementing the Company’s compensation philosophy. Please see the “Executive Compensation” section of this Proxy Statement for a detailed discussion about our executive compensation program, including information about the 2025 compensation of our named executive officers.

Although this advisory vote is non‑binding, the Board of Directors and the Compensation Committee will carefully consider the results of the vote and feedback obtained through the Company’s stockholder outreach process in making future decisions regarding the Company’s executive compensation program. The outcome of the vote, however, will not be construed as overruling any prior decision by the Company, the Compensation Committee or the Board.

Vote Required

In order for Proposal 2 to pass, the number of votes cast “For” Proposal 2 must exceed the number of votes cast against Proposal 2. Abstentions and broker non-votes will not be counted either “For” or “Against” the proposal and will have no effect on the proposal.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION OF OUR NEOS.

EXECUTIVE COMPENSATION

This section provides an overview of Humacyte’s executive compensation programs as they relate to the executive officers named below (the “named executive officers” or “NEOs”), including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below. The Board, upon the recommendation of its Compensation Committee and with input from Humacyte’s Chief Executive Officer (other than on her own compensation), has historically determined the compensation for Humacyte’s named executive officers. For the year ended December 31, 2025, Humacyte’s named executive officers were:

•
Laura E. Niklason, President, Chief Executive Officer and a member of the Board;
•
Dale A. Sander, Chief Financial Officer, Chief Corporate Development Officer and Treasurer; and
•
Shamik J. Parikh, Chief Medical Officer.

Summary Compensation Table

The following table presents information regarding the compensation awarded by, earned by or paid to Humacyte’s named executive officers during the fiscal years ended December 31, 2025 and 2024.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)		Option Awards ($)(1)		All Other Compensation ($)		Total ($)
Laura E. Niklason	2025	633,606	253,983	—		4,332,725	(2)	14,594	(3)	5,234,908
President and Chief Executive Officer	2024	612,400	278,642	—		—		14,394	(4)	905,436
Dale A. Sander	2025	545,968	174,957	382,653	(5)	1,013,502	(6)	14,578	(7)	2,131,658
Chief Financial Officer, Chief Corporate Development Officer and Treasurer	2024	505,750	184,093	—		—		14,346	(8)	704,189
Shamik J. Parikh(9)	2025	519,499	166,330	382,653	(10)	1,013,502	(11)	14,572	(12)	2,096,556
Chief Medical Officer

(1)
Amounts represent the aggregate expense recognized for financial statement reporting purposes in accordance with ASC 718 for stock and option awards granted to our named executive officers. The fair value of RSUs is based on the market price of our common stock on the date of grant. ASC 718 expense for the option awards is based on the fair value of the awards on the date of grant using an option-pricing model. For additional information regarding the assumptions used in calculating the grant date fair value of the stock and option awards reported in this table, see the section of our Annual Report titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Estimates — Stock-Based Compensation.”
(2)
Reflects an option to purchase 1,130,311 shares of Humacyte common stock, which was granted in January 2025 as part of a company-wide grant to employees, and an option to purchase 311,100 shares of Humacyte common stock, which was granted in November 2025 as a special award to substantially all of the Company’s employees.
(3)
Consists of $14,000 in matching contributions under Humacyte’s 401(k) plans and $594 in life insurance premiums paid by Humacyte.
(4)
Consists of $13,800 in matching contributions under Humacyte’s 401(k) plans and $594 in life insurance premiums paid by Humacyte.
(5)
Reflects 311,100 RSUs granted in November 2025 as a special award, each of which represents the right to receive one share of Humacyte common stock upon vesting.
(6)
Reflects an option to purchase 283,101 shares of Humacyte common stock, which was granted in January 2025 as part of a company-wide grant to employees.

(7)
Consists of $14,000 in matching contributions under Humacyte’s 401(k) plans and $578 in life insurance premiums paid by Humacyte.
(8)
Consists of $13,800 in matching contributions under Humacyte’s 401(k) plans and $546 in life insurance premiums paid by Humacyte.
(9)
Dr. Parikh qualified as an NEO for the first time in 2025.
(10)
Reflects 311,100 RSUs granted in November 2025 as a special award, each of which represents the right to receive one share of Humacyte common stock upon vesting.
(11)
Reflects an option to purchase 283,101 shares of Humacyte common stock, which was granted in January 2025 as part of a company-wide grant to employees.
(12)
Consists of $14,000 in matching contributions under Humacyte’s 401(k) plans and $572 in life insurance premiums paid by Humacyte.

Process of Determining Executive Compensation

Our Compensation Committee conducts a compensation risk assessment annually. The Compensation Committee believes that the mix of long-term equity incentives, short-term cash incentives and base salary appropriately balances both short-term and long-term performance goals.

Role of the Compensation Committee. Our Compensation Committee has been delegated the authority by the Board to make determinations regarding compensation for our executives. The Compensation Committee engages an independent compensation consultant to advise it on the competitiveness of the executive compensation program, including an annual peer group review and an annual analysis of all elements of compensation for each executive.

Role of Management. In making executive compensation decisions, our Compensation Committee may solicit input from management as appropriate with respect to individual and Company performance and results. The Compensation Committee receives recommendations and evaluations with respect to the compensation and performance of our executives from our President and Chief Executive Officer (except for her own compensation and performance). Our Chief People Officer works with our compensation consultant to provide any internal or external data the Compensation Committee requests.

Role of the Compensation Consultant. Our Compensation Committee is authorized to select and retain its own independent compensation consultant. The Compensation Committee has Aon plc in this role. Over the last year, the compensation consultant has conducted an assessment of our executive compensation program and pay levels, advised the Compensation Committee on evolving best practices in executive compensation and provided benchmarking data and recommendations. The Compensation Committee conducted an evaluation of Aon plc and concluded that the engagement did not raise any conflict of interest.

The Compensation Committee annually reviews the criteria necessary for Aon plc to act independently. The Compensation Committee has considered factors relevant to Aon plc’s independence from management under SEC rules and Nasdaq listing standards, and has determined that the Aon plc is independent from management.

Peer Group Data. Our Compensation Committee reviews our peer group periodically to ensure it remains relevant and current. In 2024, our Compensation Committee, upon advice received from its independent compensation consultant, conducted a review of the Company’s peer group and approved a go-forward peer group for use in determining executive compensation. The Compensation Committee determined that no changes to the peer group were necessary for 2025. The companies that comprised our peer group for determining 2025 compensation were based on that 2024 review and were identified through a screening process that considered publicly traded biopharmaceutical companies similar to us in headcount and market capitalization.

Our 2025 peer group companies were as follows:

AnaptysBio, Inc.	Editas Medicine, Inc.	Relay Therapeutics, Inc.
Arcutis Biotherapeutics, Inc.	Kura Oncology, Inc.	Rocket Pharmaceuticals, Inc.
bluebird bio, Inc.	MaxCyte, Inc.	Scholar Rock Holding Corporation
Cogent Biosciences, Inc.	Omeros Corporation	Syndax Pharmaceuticals, Inc.
CVRx, Inc.	PureTech Health plc	Tarsus Pharmaceuticals, Inc.
Day One Biopharma, Inc.	REGENXBIO Inc.	Vera Therapeutics, Inc.

Survey Data. In addition to using peer group data, the Compensation Committee references survey data for comparable companies from the Radford Global Life Sciences Survey to inform compensation decisions.

Elements of Compensation

Compensation packages for our 2025 NEOs included the following primary elements:

Base Salaries

Our Compensation Committee reviews and sets base salaries for NEOs each year. Our Compensation Committee seeks to establish and maintain base salaries for each position and level of responsibility that are competitive with those of executives at peer group companies. In determining the base salary for each executive, the Compensation Committee takes many factors into account, including but not limited to:

•
the scope and strategic impact of the executive’s responsibilities;
•
the experience level of the executive;
•
the executive’s performance against objectives for the year, leadership and contribution to the objectives of the Company; and
•
input from the CEO (for each executive other than the CEO).

The Compensation Committee also references survey data for comparable companies from the Radford Global Life Sciences Survey to inform compensation decisions.

Our NEOs were given merit increases to their base salaries in 2025 as a result of their respective performances in 2024. Dr. Niklason’s annual base salary was $635,790 for 2025 and $612,400 for 2024. Mr. Sander’s annual base salary was $551,900 for 2025 and $505,750 for 2024. Dr. Parikh’s annual base salary was $529,800 for 2025. The annual base salary of each of Dr. Niklason and Mr. Sander reflects an increase that became effective on January 21, 2025.

Bonuses

We have an annual cash bonus program for all employees, which is intended to facilitate the achievement of corporate, departmental, and individual goals throughout the Company and to provide an incentive that further ties compensation to the achievement of those goals.

For 2025, target cash incentive award percentages were as follows:

•
Dr. Niklason: 50%
•
Mr. Sander: 40%

•
Dr. Parikh: 40%

Our Compensation Committee determined that it was appropriate and in the best interests of the Company to have all executive officer cash bonus awards for 2025 performance be based solely upon the achievement of the Company’s corporate objectives given the executive officers’ substantial influence on the overall performance of the Company.

Corporate Objectives

Near the beginning of each year, our management recommends annual corporate objectives to our Compensation Committee and Board. These objectives serve as the basis for determining our performance against key strategic and operating parameters for the year. The Compensation Committee and the Board approved the corporate objectives and the weightings for 2025. At the time of approval, the Compensation Committee and the Board believed that these objectives were challenging, but attainable, and that attainment was uncertain. In 2025, the Company undertook several cost reduction initiatives to improve its cash runway. Following these cost-saving efforts, the corporate objectives were modified to address several changes in the Company’s strategic priorities. As modified, the 2025 corporate objectives are as follows:

Corporate Objective	Weighting (% of Corporate Objective)
Continue to advance commercial sales of Symvess by achieving certain sales milestones and obtaining NTAP approval	25%
Ensure sufficient manufacturing capacity and ATEV batch success	25%
Continue to progress clinical pipeline by (i) interacting with the Food and Drug Administration (the “FDA”) regarding a potential BLA submission for the ATEV for use in arteriovenous (“AV”) access for hemodialysis, (ii) complete enrollment in the Company’s V012 trial, (iii) continue engagement with the EU regarding a potential MAA filing in a hemodialysis indication and obtaining a classification for the ATEV from EMA.	15%
Advance product development pipeline activities as related to (i) our coronary artery bypass graft indication by submitting an IND to the FDA and (ii) our biovascular pancreas (“BVP”) indication by conducting certain pre-clinical assessments and preparing for a meeting with the FDA on the BVP application. Completing certain tasks relating to the Company’s agreement relating to heart valves.	10%
Maintain financial stability through strong adherence to budget, by maintaining financing alternatives, developing a proactive communications plan and obtaining funding to support pipeline activities.	20%
Ensure company-wide commitment to employee satisfaction and our inclusive culture, including with respect to employee engagement and retention.	5%
Total	100%

Determining Payouts of Annual Bonuses

With respect to our 2025 corporate objectives, our Board and Compensation Committee determined that we achieved a payout percentage of 80% of target based on our corporate performance. When assessing the payouts, the Board and Compensation Committee took into account our overall financial condition at the time and our performance relative to our annual corporate objectives. The Compensation Committee determined that all NEOs were instrumental in meeting our corporate objectives.

The determination of the Board and Compensation Committee regarding our performance relative to each corporate objective is shown in the following table:

Corporate Objective	Weighting (% of Corporate Objective)	Percentage of Corporate Objective Achieved
Continue to advance commercial sales of Symvess by achieving certain sales milestones and obtaining NTAP approval	25%	5%
Ensure sufficient manufacturing capacity and ATEV batch success	25%	25%
Continue to progress clinical pipeline by (i) interacting with the Food and Drug Administration (the “FDA”) regarding a potential BLA submission for the ATEV for use in arteriovenous (“AV”) access for hemodialysis, (ii) complete enrollment in the Company’s V012 trial, (iii) continue engagement with the EU regarding a potential MAA filing in a hemodialysis indication and obtaining a classification for the ATEV from EMA.	15%	15%
Advance product development pipeline activities as related to (i) our coronary artery bypass graft indication by submitting an IND to the FDA, (ii) our biovascular pancreas (“BVP”) indication by conducting certain pre-clinical assessments and preparing for a meeting with the FDA on the BVP application and (iii) completing certain tasks relating to the Company’s agreement relating to heart valves.	10%	10%
Maintain financial stability through strong adherence to budget, by maintaining financing alternatives, developing a proactive communications plan and obtaining funding to support pipeline activities.	20%	20%
Ensure company-wide commitment to employee satisfaction and our inclusive culture, including with respect to employee engagement and retention.	5%	5%
Total	100%	80%

Based on our level of performance in 2025 relative to our corporate goals, our NEOs earned the cash bonuses shown in the following table for 2025:

Name	Base Salary ($)	Target Cash Bonus (% of Base Salary)	Corporate Objectives	Corporate Objectives Achieved	Bonus Award for 2025 ($)
Laura E. Niklason	633,606	50%	100%	80%	253,983
Dale A. Sander	545,968	40%	100%	80%	174,957
Shamik J. Parikh	519,499	40%	100%	80%	166,330

Individual Objectives

Our President and CEO, in consultation with our other executive officers, identified individual objectives for each of our other executive officers near the beginning of 2025 that were specific to each of their respective areas of responsibility and supported meeting our corporate objectives. At the time of establishment, these objectives were believed to be challenging, but attainable, and that attainment was uncertain. Our Compensation Committee, with input from our President and CEO, made a determination following the end of the year as to the level of achievement of the respective individual objectives by each of our NEOs, other than our President and CEO.

Equity Compensation

Although Humacyte does not have a formal policy with respect to the grant of equity incentive awards to its executive officers, or any formal equity ownership guidelines applicable to them, Humacyte generally uses stock options, and from time to time, RSUs to compensate its executive officers in the form of initial grants in connection with the commencement of employment and also at various other times during their employment. Accordingly, the Board, upon the recommendation of its Compensation Committee, periodically reviews the equity incentive compensation of the executive officers and from time to time has granted equity incentive awards to them in the form of stock options. In January 2025, the Company granted stock options covering 1,130,311 shares to Dr. Niklason, 283,101 shares to Mr. Sander and 283,101 shares to Dr. Parikh. In addition, in November 2025, the Company granted stock options covering an aggregate of 311,100 shares to Laura Niklason and RSUs covering an aggregate of 311,100 shares to each of Dale Sander and Shamik Parikh. The first 50% of the RSUs granted to Mr. Sander and Dr. Parikh in 2025 will vest on May 15, 2026, after which the remaining 50% of the RSUs granted will vest on May 15, 2027. Option awards generally vest from their grant date (except Dr. Niklason’s January 14, 2021 award, which has a November 9, 2020 vesting commencement date) and may accelerate upon certain change‑in‑control transactions as described in the applicable incentive plan. The details of previous equity grants made to Humacyte’s named executive officers are outlined below in “— Outstanding Equity Awards as of December 31, 2025.”

In the event of a corporate transaction, which is defined in the Humacyte, Inc. 2021 Long-Term Incentive Plan (the “2021 Plan”), where the surviving entity assumes or replaces an option or RSU award, and an involuntary termination (as such term is defined in the 2021 Plan) of the executive officer’s employment occurs within the period commencing 30 days prior to the effective date of the corporate transaction and ending 12 months following the effective date of such corporate transaction, the option or RSU award will vest in full on the date of such involuntary termination. Vesting rights for option and RSU awards otherwise cease upon termination of employment and, for option awards, exercise rights cease shortly after termination of employment, except that exercisability is extended in the case of death or disability. Both vesting and exercise rights for option awards cease immediately upon a termination of employment for cause, as defined in the 2021 Plan and Humacyte’s 2015 Omnibus Incentive Plan (the “2015 Plan”).

Equity Grant Decisions

The timing of annual equity compensation award grants has been generally consistent, with equity grants being made at the regularly scheduled meetings of our Compensation Committee and the Board. Our Board makes annual equity compensation grants to our non-employee directors at the first Board meeting after our annual meeting of stockholders. We do not have any program, plan or obligation that requires us to grant equity awards on specified dates, although we typically make employee equity grants in December or January of each year to allow management and the Compensation Committee to review all elements of compensation at the same point in the year. The Compensation Committee may also grant equity awards from time to time in recognition of a NEO’s expanded duties and responsibilities or continuing contributions to the Company’s performance. We do not have any program, plan or practice to time grant dates of equity compensation awards to our executive officers or other employees in coordination with the release of material nonpublic information.

Executive Employment Agreements and Other Arrangements

Humacyte has entered into employment agreements with each of its named executive officers. These agreements generally set forth the terms and conditions of employment, including base salary, bonus opportunities, initial awards of equity incentive compensation and standard employee benefit plan participation. The agreements also contain provisions that provide for certain payments upon termination of employment without cause or resignation for good reason, as such terms are defined in the relevant employment agreement. In the event that any provision of the employment agreements would cause Humacyte’s named executive officers to incur additional tax or interest under Section 409A of the Code, Humacyte has agreed, upon the request of the named executive officer, to use reasonable business efforts to reform in good faith the provision to comply with Section 409A.

Laura E. Niklason

Humacyte entered into an employment agreement with Laura E. Niklason, which became effective as of November 9, 2020, which provides for her at-will employment as Humacyte’s President and Chief Executive Officer. Dr. Niklason’s employment agreement provides for an initial annual base salary of $500,000, which will be reviewed by the Board from time to time but may not be reduced except in connection with a uniform reduction of the salaries of all similarly situated executive officers. The amount of any such reduction in Dr. Niklason’s salary may not exceed 10% of her then-current base salary. Dr. Niklason is also eligible to receive an annual incentive bonus of up to 50% of her then-current base salary. The amount of any bonus will be established annually based on objectives determined by Humacyte and Dr. Niklason, and awarded in the sole discretion of the Board. In general, except in the event that Dr. Niklason’s employment is terminated without cause or she resigns for good reason, Dr. Niklason must remain employed on the date any annual incentive bonus is paid in order to receive such bonus.

Under the terms of her employment agreement, Humacyte awarded Dr. Niklason an additional stock option award in January 2021 entitling her to purchase 1,312,984 shares of Humacyte’s common stock, all of which have vested as of the date of this Proxy Statement. This stock option vested in equal annual installments on each of the first three anniversaries of November 9, 2020, and was subject to acceleration upon a corporate transaction (as defined in the 2015 Plan). Humacyte also agreed to reimburse Dr. Niklason for the cost of an apartment and living expenses in Durham, North Carolina near the company’s headquarters in an amount not to exceed $60,000 annually. No such reimbursements occurred in 2024 or 2025.

Dale A. Sander

On May 18, 2021, Humacyte entered into an employment agreement with Dale Sander, which provides for his at-will employment as Humacyte’s Chief Financial Officer, Chief Corporate Development Officer and Treasurer. Mr. Sander’s employment agreement provided for an initial annual base salary of $480,000, to be reviewed by Humacyte from time to time. Mr. Sander is also eligible to receive an annual incentive bonus of up to 40% of his then-current base salary. The amount of any bonus will be established annually based on objectives determined by Humacyte and Mr. Sander, and awarded in the sole discretion of the Board. In general, except in the event that Mr. Sander’s employment is terminated without cause or he resigns for good reason, Mr. Sander must remain employed on the date any annual incentive bonus is paid in order to receive such bonus. Under the terms of his employment agreement, Mr. Sander also received a one-time sign-on bonus in the amount of $55,000.

Under the terms of his employment agreement, Humacyte awarded Mr. Sander an initial stock option award entitling him to purchase 210,076 shares of Humacyte’s common stock, all of which have vested as of the date of this Proxy Statement. The details of this and other historical equity grants made to Mr. Sander are outlined below in “— Outstanding Equity Awards as of December 31, 2025.”

Shamik J. Parikh

On January 13, 2022, Humacyte entered into an employment agreement with Shamik Parikh, which provides for his at-will employment as Humacyte’s Chief Medical Officer. Dr. Parikh’s employment agreement provided for an initial annual base salary of $430,000, to be reviewed by Humacyte from time to time. Dr. Parikh is also eligible for consideration to receive an annual incentive bonus. The amount of any bonus will be established annually based on objectives determined by Humacyte and Dr. Parikh, and awarded in the sole discretion of the Board. In general, except in the event that Dr. Parikh’s employment is terminated without cause or he resigns for good reason, Dr. Parikh must remain employed on the date any annual incentive bonus is paid in order to receive such bonus.

Potential Payments upon Termination or Change in Control

Our employment agreements with Drs. Niklason and Parikh and Mr. Sander provide for certain benefits upon termination. None of our NEOs’ employment agreements provide for additional payments in the event of a change in control.

In the event that Dr. Niklason’s employment is terminated without cause or she resigns for good reason, including Humacyte’s material breach of Dr. Niklason’s employment agreement or an uncured material adverse change in Dr. Niklason’s compensation, as each such term is defined in her employment agreement, Humacyte will be obligated to pay her (i) an amount equal to 12 months of her then-current base salary (payable in substantially equal installments on the same payroll schedule applicable to her immediately prior to the termination of her employment); (ii) a pro rata portion, calculated per diem, of her bonus for the then-current fiscal year (as well as any accrued, earned and unpaid bonus from the preceding fiscal year); and (iii) reimbursement for the cost to Dr. Niklason to continue her and her family’s health insurance under Consolidated Omnibus Budget Reconciliation Act (“COBRA”) for a period of 12 months. Each of the severance payments described above is subject to Dr. Niklason’s timely execution of a general release of potential claims against Humacyte and her compliance with her non-competition agreement.

In the event that Mr. Sander’s or Dr. Parikh’s employment is terminated without cause or either resigns for good reason, including Humacyte’s material breach of Mr. Sander’s or Dr. Parikh’s employment agreement or an uncured material adverse change in Mr. Sander’s or Dr. Parikh’s compensation, as each such term is defined in the applicable employment agreement, Humacyte will be obligated to pay Mr. Sander or Dr. Parikh, as applicable, (i) any amounts due on the effective termination date, (ii) an amount equal to six months of their then-current base salary (payable in substantially equal installments on the same payroll schedule applicable to them immediately prior to the termination of his employment), (iii) a pro rata portion, calculated per diem, of their bonus for the then-current fiscal year and (iv) any accrued, earned and unpaid bonus from the preceding fiscal year. Each of the severance payments described above is subject to Mr. Sander’s or Dr. Parikh’s, as applicable, timely execution of a general release of potential claims against Humacyte and their compliance with their non-competition agreements.

For purposes of the NEO’s employment agreements, the term “cause” generally includes: (a) the NEO’s death; (b) the NEO’s physical or mental disability that prevents the NEO from performing the essential functions of the NEO’s duties satisfactorily for a period of 180 days within any year; (c) any act or omission of the NEO’s constituting knowing and willful misconduct; (d) gross negligence; (e) fraud, misappropriation, embezzlement; (f) conviction of a non-traffic related felony; (g) violation of the Company’s conflict of interest policy or engaging in competitive business activities in violation of the relevant employment agreement; or (h) the NEO’s material breach of the relevant employment agreement or of the relevant non-competition agreement to which such NEO is a party.

For purposes of the NEO’s employment agreements, the term “good reason” generally includes: (a) the Company’s material breach of the relevant employment agreement; (b) a material adverse change, by the Company without the NEO’s consent, in or to the NEO’s salary, expense reimbursement rights, bonus eligibility, authority or responsibilities, provided that NEO’s may only terminate for good reason if the Company fails to cure within a specified time period.

The severance benefits that our NEOs may be entitled to receive under these agreements, as well as other benefits that our NEOs may be entitled to receive under other plans, may constitute parachute payments that are subject to the “golden parachute” rules of Section 280G of the Code and the excise tax of Section 4999 of the Code. If these payments are determined to be parachute payments, as calculated by our independent registered public accounting firm, the parachute payments will be reduced if, and only to the extent that, a reduction will allow the relevant NEO to receive a greater net after-tax amount than the NEO would receive absent a reduction.

Outstanding Equity Awards as of December 31, 2025

The following table provides information regarding outstanding stock options held by our NEOs as of December 31, 2025. All awards in the table below that were granted prior to the closing of the Merger were granted under the 2015 Plan and awards granted following the Merger were granted under the 2021 Plan, each as described in more detail under “— Equity Incentive and Other Compensation Plans” below.

		Option Awards(1)				Stock Awards(2)
Name	Grant date	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock that Have Not Vested(3) ($)
Laura E. Niklason	03/09/2016	157,558	—	2.56	03/09/2026	—	—
	09/14/2016	262,596	—	3.44	09/14/2026	—	—
	04/12/2018	131,298	—	6.54	04/12/2028	—	—
	12/14/2020	2,625	—	10.28	12/14/2030	—	—
	01/14/2021	1,312,984	—	10.28	01/14/2031	—	—
	12/08/2022	333,375	111,125	3.07	12/08/2032	—	—
	12/08/2023	401,500	401,500	2.80	12/08/2033	—	—
	01/21/2025	—	1,130,311	4.56	01/21/2035	—	—
	11/16/2025	—	311,100	1.23	11/16/2035	—	—
Dale A. Sander	04/12/2018	17,068	—	6.54	04/12/2028	—	—
	12/14/2020	2,625	—	10.28	12/14/2030	—	—
	01/14/2021	183,817	—	10.28	01/14/2031	—	—
	05/16/2021	210,076	—	10.28	05/16/2031	—	—
	12/08/2022	102,000	34,000	3.07	12/08/2032	—	—
	12/08/2023	150,500	150,500	2.80	12/08/2033	—	—
	01/21/2025	—	283,101	4.56	01/21/2035	—	—
	11/16/2025	—	—	—	—	311,100	298,656
Shamik J. Parikh	04/04/2022	135,869	9,058	6.90	04/04/2032	—	—
	12/08/2022	68,340	22,780	3.07	12/08/2032	—	—
	12/08/2023	141,500	141,500	2.80	12/08/2033	—	—
	01/21/2025	—	283,101	4.56	01/21/2035	—	—
	11/16/2025	—	—	—	—	311,100	298,656

(1)
One quarter of the options granted to Humacyte’s NEOs in 2022, 2023 and 2025 vested on the first anniversary of the applicable vesting commencement date and the remaining options will vest in equal installments of 1/48th of the total number of options over a period of 36 months thereafter. Options granted on December 14, 2020 vest as follows: (i) one-fifth on the first anniversary of the vesting commencement date, (ii) two-fifths in equal installments over a period of 24 months commencing on the first anniversary of the vesting commencement date, (iii) one-fifth upon the submission of a BLA to the FDA and (iv) one-fifth upon FDA approval of one of Humacyte’s product candidates. Options granted on November 16, 2025 vest as follows: (i) one-third on the 90th day following the vesting commencement date, (ii) one-third on the one-year anniversary of the vesting commencement date, and (iii) one-third on the two-year anniversary of the vesting commencement date, such that all of shares subject to the option will be fully vested on the two-year anniversary of the vesting commencement date. All other options granted to Humacyte’s NEOs that are reported in this table vest annually in three equal installments commencing on the first anniversary of the applicable vesting commencement date. The vesting commencement date for each option award is the same as the applicable grant date, except that the vesting commencement date for the option award granted to Dr. Niklason on January 14, 2021 was November 9, 2020. The vesting of the options may be accelerated in connection with certain corporate transactions, which generally include certain change in control transactions and are more fully described in the applicable incentive plan.
(2)
The RSU grants represent a contingent right to receive one share of common stock for each RSU. The first 50% of the RSUs will vest on May 15, 2026, after which the remaining 50% of the RSUs will vest on May 15, 2027.
(3)
Amounts represent the market value, based on the last reported closing price of the Company’s common stock as of December 31, 2025 ($0.96), as reported by Nasdaq, of shares underlying RSUs held as of December 31, 2025.

Equity Incentive and Other Compensation Plans

Bonus Plan

The Humacyte, Inc. Annual Bonus Plan (the “Bonus Plan”) is administered by the Compensation Committee and will remain in effect until terminated by the Board.

The Bonus Plan allows the Compensation Committee to grant cash incentive awards to eligible employees, including the named executive officers. Awards may, but need not, be subject to performance goals established by the Compensation Committee in its sole discretion, and such performance goals may be on the basis of any factors the Compensation Committee determines relevant, and may be on an individual, divisional, business unit, segment or company-wide basis. The performance goals may differ from participant to participant and from award to award. The Compensation Committee will have sole discretion to determine the extent to which performance goals have been satisfied and the actual award payout based on such performance.

The Compensation Committee may, in its sole discretion and at any time, increase, reduce or eliminate a participant’s actual award payout. The actual award payout may be below, at or above a participant’s target award, in the Compensation Committee’s discretion. The Compensation Committee may determine the amount of any increase, reduction or elimination on the basis of such factors as it deems relevant, and is not required to establish any allocation or weighting with respect to the factors it considers.

Actual award payouts will be made in a cash lump sum as soon as practicable after the end of the particular performance period, but in no event later than March 15 of the calendar year immediately following the calendar year in which the applicable performance period ends. Participants will generally be required to remain continuously employed through the payment date in order to receive their actual award payout, unless otherwise determined by the Compensation Committee.

The Board has the authority to amend, suspend or terminate the Bonus Plan at any time and for any reason, provided that such change may not materially and adversely affect a participant’s rights with respect to any earned bonus that has been paid. The Compensation Committee and the Board have the authority to amend or terminate any target award granted under the Bonus Plan at any time and for any reason.

2021 Plan

The 2021 Plan became effective as of the consummation of the Merger. Humacyte is authorized to grant equity and cash incentive awards to eligible service providers under the 2021 Plan. The 2021 Plan replaced the 2015 Plan on the date the 2021 Plan became effective, except that any awards previously granted under the 2015 Plan remained in effect pursuant to their original terms (other than with respect to the adjustment required under the Merger Agreement to reflect the Merger). No additional awards may be granted under the 2015 Plan.

Authorized Shares

We initially reserved a pool of shares of common stock for issuance under the 2021 Plan equal to 7,725,253 shares. Such aggregate number of shares will automatically increase on January 1 of each year commencing on January 1, 2022, in an amount equal to 5% of the total number of shares of our capital stock outstanding on December 31 of the preceding year, unless the Board acts prior to January 1 of a given year to provide that the increase for such year will be a lesser number. In December 2021 and 2022, the Board determined not to increase the number of shares of common stock available for grant under the 2021 Plan. On January 1, 2024 the pool of shares of common stock reserved for issuance under the 2021 Plan was increased by 5,183,686 shares, which was 5% of the number of shares outstanding on December 31, 2023. On January 1, 2025, the pool of shares of common stock reserved for issuance under the 2021 Plan was increased by 6,501,375 shares, which was 5% of the number of shares outstanding on December 31, 2024. On January 1, 2026, the pool of shares of common stock reserved for issuance under the 2021 Plan was increased by 4,000,000 shares. Subject to the maximum aggregate number of shares that may be issued pursuant to all awards (the “Share Reserve”), the maximum aggregate number of shares which may be issued pursuant to the exercise of incentive stock options (“ISOs”) is 700,000,000 shares (the “ISO Limit”). The purpose of the ISO Limit is to comply with section 422 of the Code so that the 2021 Plan does not reach the ISO Limit before the Share Reserve by reason of shares being added back to the 2021 Plan as described below.

Shares issued under the 2021 Plan will include authorized but unissued or reacquired shares of common stock. Any shares of common stock underlying any awards that are (i) forfeited, cancelled, or reacquired by Humacyte prior to vesting, (ii) that expire, (iii) that are paid out in cash rather than shares, (iv) are tendered or withheld in payment of an award exercise or purchase price, (v) are tendered or withheld in satisfaction of tax withholding obligations with respect to an award or (vi) are not issued upon net settlement of a stock appreciation, will be added back to the shares of common stock available for issuance. The shares underlying any award granted under the 2015 Plan that are forfeited, cancelled or reacquired by Humacyte prior to vesting, that expire or that are paid out in cash rather than shares will become available for grant and issuance under the 2021 Plan. Any shares that are added back to the 2021 Plan for any reason may not be issued pursuant to ISOs. Shares underlying any substitute awards that Humacyte grants to employees, directors or consultants of a business that is acquired by Humacyte will not count against the number of shares reserved for issuance under the 2021 Plan.

Plan Administration

The Board administers the 2021 Plan and is authorized to delegate any or all of its powers under the 2021 Plan to one or more committees. In 2021, the Board delegated non-exclusive authority to the Compensation Committee to grant options to purchase common stock to employees, including employees who are “officers” as defined in Rule 16a-1 under the Exchange Act and to directors of the Company. In 2025, the Board delegated non-exclusive authority to the Compensation Committee to award RSUs to employees. The Board or the committee administering the 2021 Plan is referred to herein as the “administrator.” The Board is permitted to delegate to one or more officers the power to grant awards to its employees and officers, subject to certain limitations.

Awards

Under the 2021 Plan, the administrator has the authority to award nonstatutory stock options and ISOs, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), unrestricted stock, performance awards and other forms of awards. All awards will be granted pursuant to an award agreement. Awards other than ISOs can be granted to employees, directors and consultants, but ISOs can only be granted to employees.

The administrator has the authority to set the terms of all awards. In particular, the administrator is authorized to determine the service-based or performance-based vesting criteria applicable to awards granted under the 2021 Plan, as set out in the award agreement. The award agreement will also specify any circumstances under which awards may be forfeited.

The value of all awards awarded under the 2021 Plan and all other cash compensation paid by Humacyte to any non-employee director on the Board in any calendar year for service as a non-employee director shall not exceed $750,000, or $1,000,000 for the calendar year in which the applicable non-employee director is initially elected or appointed to the Board.

Options and SARs. With respect to options and SARs, the administrator will determine the exercise price applicable thereto within the terms and conditions of the plan, provided that the exercise price per share subject to an option or SAR cannot be less than 100% of the fair market value of our common stock on the date of grant (however, an option may be granted with an exercise price lower than 100% of the fair market value on the date of grant of such award if such award is granted as a substitution for an option or SAR in accordance with the provisions and requirements of Section 409A and, if applicable, 424 of the Code). The administrator also has authority to determine the term of stock options and SARs granted under the 2021 Plan, up to a maximum of 10 years. The administrator may, but is not required to, permit a grantee to exercise any part or all of his or her stock options prior to full vesting. Except as otherwise provided in an award agreement, if an optionholder terminates employment or service for any reason other than disability, death or cause, the optionholder may generally exercise any vested options for a period of three months following the cessation of service. If an optionholder’s employment or service relationship ceases due to disability or death, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of 12 months. Options generally terminate immediately upon the termination of an optionholder’s employment or service for cause. In no event may an option be exercised beyond the expiration of its term. Payment for shares issued upon the exercise of a stock option may be made either by certified or bank check, or such other means as the administrator may accept. Subject to the approval of the administrator, options may be exercised pursuant to such cashless exercise procedures as may be approved and implemented by the administrator from time to time, including pursuant to broker-assisted exercise transactions and/or net exercise procedures. The 2021 Plan does not permit the repricing of options or SARs without stockholder approval.

Tax Limitations on ISOs. The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to ISOs that are exercisable for the first time by an optionholder during any calendar year under all stock plans maintained by Humacyte may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as nonstatutory stock options. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of Humacyte’s total combined voting power or that of any of Humacyte’s affiliates unless (1) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and (2) the option is not exercisable after the expiration of five years from the date of grant.

Restricted Stock. Except as otherwise provided in an award agreement, if a grantee of restricted stock terminates employment or service during the applicable restriction period, Humacyte has the right to repurchase all or part of the shares of restricted stock still subject to restriction from the grantee at the issue price or at another stated or formula price (or to require forfeiture if such shares were issued at no cost). Additionally, unless otherwise determined by the administrator, grantees of restricted stock are entitled to receive all dividends and other distributions paid with respect to their shares of restricted stock, subject to such terms and conditions as the administrator may determine.

Restricted Stock Units. An RSU may be settled in any form specified by the administrator in the restricted stock agreement, including but not limited to delivery of stock, cash, or a combination of cash and stock as deemed appropriate by the administrator. The administrator may, but need not, provide that grantees of RSUs will be paid or will accrue dividend equivalent payments on each date that dividends are paid with respect to Humacyte common stock prior to the settlement of their RSUs, subject to such terms and conditions as the administrator may determine. The treatment of any dividends or dividend equivalents shall be set forth in the RSU agreement at the time the award is granted.

Performance Awards. The 2021 Plan permits the grant of performance-based stock and cash awards that may vest or become earned and paid contingent upon the attainment of performance goals during a designated performance period, as determined by the administrator and set forth in the applicable award agreement. Performance goals may be based on a company-wide basis, with respect to one or more business units, divisions, subsidiaries, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices, and may be based on financial performance, achievement of strategic objectives, or any other organizational goals, all as determined by the administrator. Unless specified otherwise (i) in the award agreement at the time the award is granted or (ii) in such other document setting forth the performance goals at the time the goals are established, the Board will appropriately make adjustments in the method of calculating the attainment of performance goals for a designated performance period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by Humacyte achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock of Humacyte by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under Humacyte’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to expense under generally accepted accounting principles; and (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of performance goals and to define the manner of calculating the performance criteria it selects to use for such performance period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the award agreement or the written terms of a performance award.

Other Awards. The Board may issue other forms of awards, which may, but are not required to be, valued in whole or in part by reference to, or otherwise based on, Humacyte common stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than 100% of the fair market value at the time of grant) may also be granted. The Board will have sole and complete discretion to determine the persons to whom and the time or times at which such other awards will be granted, the number of shares of Humacyte (or the cash equivalent thereof) to be granted and all other terms and conditions of such other awards.

Under the 2021 Plan, awards generally are not transferable other than by will or the laws of descent and distribution, unless otherwise provided by the administrator. A grantee must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before Humacyte will deliver stock certificates (or other consideration payable pursuant to the award) or otherwise recognize ownership of shares under an award.

Corporate Transactions and Recapitalizations

In the event of a corporate transaction (as defined in the 2021 Plan), each outstanding award will be treated as the administrator determines. The administrator has the right to (1) accelerate the vesting of any or all outstanding stock options and SARs, in whole or in part; (2) make non-forfeitable any or all outstanding restricted stock or RSUs, in whole or in part; or (3) cancel or redeem awards in exchange for cash or another form of consideration, including substitute awards in respect of the capital stock of a successor corporation, all subject to any limitations imposed by applicable law and provided that, if the fair market value of common stock on the date of the corporate transaction does not exceed the exercise price of any option or SAR, the administrator may cancel that option or SAR without any payment of consideration. The administrator is not obligated to treat all awards or portions of awards under the 2021 Plan in the same manner and is not obligated to take the same actions with respect to all participants.

In the event a successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute awards pursuant to a corporate transaction, such awards shall have their vesting accelerate as to all shares subject to such awards (and any applicable right of repurchase fully lapse) immediately prior to the corporate transaction. In addition, in the event a successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute awards pursuant to a corporate transaction, the administrator will notify the grantee that such award will be exercisable for a period of time determined by the committee in its sole discretion, and such award will terminate upon the expiration of such period. Except as otherwise provided in an award agreement, in the event a successor or acquiring corporation (if any) assumes or replaces an option pursuant to a corporate transaction, and there is an involuntary termination (as defined in the award agreement) of the optionholder’s employment within the 30 days prior to the effective date of the corporate transaction or 12 months following such effective date, such option will vest in full.

Separately, in the event of a stock split or other change in the capital structure of Humacyte without the company’s receipt of consideration, the 2021 Plan provides for appropriate adjustments, as applicable, to the maximum number and class of shares reserved for issuance under the 2021 Plan, the ISO limit, and the class and number of shares and exercise price or purchase price of outstanding awards under the 2021 Plan.

Plan Amendment or Termination

The Board has the authority to amend, suspend, or terminate the 2021 Plan, although certain material amendments require the approval of the company’s stockholders, and amendments that would adversely affect the rights of any participant require the consent of that participant. In no event will any amendment increase the maximum number of shares of common stock with respect to which awards may be granted under the 2021 Plan without stockholder approval. No awards are permitted to be granted after August 24, 2031, and the 2021 Plan does not permit any awards to be granted while it is suspended or after it is terminated.

The administrator has the authority to amend, modify or terminate any outstanding award, but the grantee will be required to consent to such action unless the amendment, modification or termination would not materially and adversely affect the grantee’s rights under the 2021 Plan, the change is permitted in connection with specified corporate transactions or capitalization adjustments, or the change is required or advisable for Humacyte, the 2021 Plan or the award to satisfy applicable law or accounting standards.

ESPP

The Humacyte, Inc. 2021 Employee Stock Purchase Plan (the “ESPP”) became effective in August 2021. Under the ESPP, Humacyte is authorized to offer eligible employees the ability to purchase shares of Humacyte stock at a discount, subject to various limitations.

The initial maximum number of shares of Humacyte common stock authorized for sale under the ESPP was equal to 1,030,033 shares. Such aggregate number of shares may, subject to the approval of the Board, increase on January 1 of each year beginning January 1, 2022, but not after the 10 year anniversary of the effective date of the ESPP, in an amount equal to 1% of the total number of shares of Humacyte’s capital stock outstanding on December 31 of the preceding year, unless the Board acts prior to January 1 of a given year to provide that the increase for such year will be a lesser number. Since the ESPP’s inception, the Board has determined annually not to increase the number of shares of common stock available for grant under the ESPP. In no event will the maximum aggregate number of shares available for issuance under the ESPP exceed 13,000,000 shares. Effective April 17, 2025, the Board reduced the number of shares reserved under the ESPP to zero shares of common stock.

2015 Omnibus Incentive Plan

Humacyte’s 2015 Plan was adopted by the Board and approved by its stockholders on July 10, 2015 and July 29, 2015, and amended on February 23, 2018 and June 6, 2018. The 2015 Plan allowed the Humacyte Board to make equity incentive awards to Humacyte’s employees, directors, and consultants. Humacyte has not granted and will not grant any additional awards under the 2015 Plan, as of the effective date of the 2021 Plan. Any awards previously granted under the 2015 Plan and outstanding as of the effective date of Legacy Humacyte’s business combination with a subsidiary of Alpha Healthcare Acquisition Corp. were adjusted to reflect such transaction, but otherwise remain in effect pursuant to their original terms.

Authorized Shares

The maximum aggregate number of shares of Humacyte common stock that could be issued under the 2015 Plan was 7,090,200 shares, and the maximum aggregate number of shares which could be issued thereunder pursuant to ISOs was 7,090,200 shares, with both share figures adjusted for the exchange ratio of approximately 0.26260.

Shares issued under the 2015 Plan included authorized but unissued or reacquired shares of Humacyte common stock. The shares of common stock underlying any awards that were forfeited, cancelled, held back upon exercise or settlement of an award to satisfy the exercise or purchase price or tax withholding, reacquired by Humacyte prior to vesting, or that expired were added back to the shares of common stock available for issuance under the 2015 Plan.

Subject to certain adjustments, the following limits applied to awards granted to any individual in the same fiscal year: (i) in the case of awards that were settled in shares, the maximum aggregate number of shares with respect to which awards may be granted (other than stock options or SARs) was three million, (ii) the maximum aggregate number of shares subject to options was five million, (iii) the maximum aggregate number of shares subject to SARs was three million, (iv) in the case of awards that were settled in cash based on the fair market value of Humacyte common stock, the maximum aggregate amount of cash that could be paid was equal to the per share fair market value of the relevant vesting, payment or settlement date, multiplied by the number of shares described in the preceding clause, and (v) in the case of all awards other than those described in (iv), the maximum aggregate amount of cash and other property (valued at its fair market value) other than shares that could be paid or delivered was $5 million.

Plan Administration

The Board administers the 2015 Plan and may delegate any or all of its powers under the plan to one or more of its committees. The Humacyte Board or committee administering the plan is referred to as the administrator. The Humacyte Board could also delegate to one or more of Humacyte’s officers the power to grant awards to its employees, directors and officers, subject to certain limitations. Subject to the terms of the 2015 Plan, the Humacyte Board had the authority to set the terms of all awards.

Awards

The administrator could grant awards under the 2015 Plan of nonstatutory and ISOs, SARs, restricted stock, RSUs, unrestricted stock awards and cash incentive awards. All awards were granted pursuant to an award agreement. Awards other than ISOs could be granted to employees, directors and consultants. ISOs could only be granted to employees.

The administrator determined the exercise price for a stock option or SAR within the terms and conditions of the 2015 Plan, provided that the exercise price per share subject to an option or SAR could not be less than 100% of the fair market value of Humacyte common stock on the date of grant. Options and SARs granted under the 2015 Plan become exercisable at the rate specified by the administrator in the award agreement. The award agreement specifies circumstances under which awards may be forfeited. The administrator determined the term of stock options and SARs granted under the 2015 Plan, up to a maximum of 10 years. An award agreement could permit a grantee to exercise any part or all of his or her stock options or SARs prior to full vesting. Any unvested shares received pursuant to such an exercise may be subject to a repurchase right in favor of Humacyte or to any other restriction the administrator determines to be appropriate.

Any shares of Humacyte’s common stock awarded under any restricted stock award agreement may be subject to forfeiture to Humacyte in accordance with a vesting schedule determined by the administrator and award agreements for restricted stock and RSUs will be subject to restrictions imposed by the administrator, as it deems appropriate. Generally, if a grantee of restricted stock terminates employment or service during the applicable restriction period, Humacyte has the right to repurchase all or part of the shares of restricted stock still subject to restriction from the grantee at the issue price or at another stated or formula price.

Corporate Transactions

The 2015 Plan provided that in the event of specified corporate transactions (which consist of certain change in control transactions), each outstanding award would be treated as the administrator determines. The administrator could (1) accelerate the vesting of any or all outstanding stock options and SARs, in whole or in part; (2) make non-forfeitable any or all outstanding restricted stock or RSUs, in whole or in part; or (3) cancel or redeem awards in exchange for cash or another form of consideration, including substitute awards in respect of the capital stock of a successor corporation.

Humacyte’s stock option agreements generally provide for accelerated vesting of the unvested portions of any option award in the event of an involuntary termination (as such term is defined in the relevant stock option agreement) of a grantee’s employment during the period that commences 30 days prior to the effective date of a corporate transaction and that ends 12 months following the effective date of such transaction.

Additionally, the number and class of securities available under the 2015 Plan was, and the exercise price per share of each stock option or SAR and the repurchase price per share for each restricted stock award or RSU award are, subject to adjustment in the event of any stock split, reverse stock split, stock dividend, recapitalization, combination or exchange of shares, reclassification of shares, spin-off or other similar change in capitalization.

401(k) Plan

Humacyte maintains a 401(k) retirement savings plan (“the 401(k) Plan”), for its employees, including the named executive officers, who satisfy certain eligibility requirements. The 401(k) Plan is intended to qualify as a tax-qualified plan under Section 401(k) of the Code. The named executive officers are eligible to participate in the 401(k) Plan on the same basis as Humacyte’s other employees. The Code allows eligible employees to contribute, on a pre-tax basis, a portion of their salary, within prescribed limits, through contributions to the 401(k) Plan. Contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. Humacyte matches employee contributions up to 4% of each employee’s compensation.

Clawback Policy

Humacyte has adopted a Compensation Clawback Policy, effective September 14, 2023, which provides for the recoupment of any incentive-based executive officer compensation that is granted, earned or vested based wholly or in part based on stock price, total shareholder return, and/or the attainment of (i) any financial reporting measure(s) that are determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements and/or (ii) any other measures that are derived in whole or in part from such measures (“Incentive-Based Compensation”) in the event of an accounting restatement due to our material noncompliance with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that corrects an error that is not material to previously issued financial statements but would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period (“Accounting Restatement”). In the event of an Accounting Restatement, the executive officer must return the Incentive-Based Compensation to the extent it would not have been paid or awarded had the Accounting Restatement not occurred. This applies during a lookback period of the three completed fiscal years preceding the date we are required to prepare an Accounting Restatement.

Non-Employee Director Compensation

The following table sets forth information regarding compensation paid to Humacyte’s non-employee directors during 2025. Our director compensation policy provides for an annual cash retainer of $50,000 for each of our non-employee directors and an additional cash retainer of (i) $25,000 for the chair of the Board, (ii) $7,500 for the chair of the Audit Committee and (iii) $5,000 for the chair of each of the Nominating and Governance Committee and the Compensation Committee. Effective March 2025, our director compensation policy was amended to provide for an annual cash retainer of $5,000 for the chair of the Commercial Committee. In addition, effective March 2025 our director compensation policy was amended to provide for increases in each non-employee director’s annual equity grant as follows: (i) for each newly appointed director an increase in options to purchase shares of our common stock from 75,000 shares to 125,000 shares and (ii) for continuing directors, an increase in options to purchase shares of our common stock from 50,000 shares to 80,000 shares.

In March 2026, our director compensation policy was amended to provide for additional cash retainers of (i) $35,000 for the chair of the Board, (ii) $5,000 for each member of a standing Board committee and (iii) $10,000 for the chair of each of the Audit Committee, the Nominating and Governance Committee, the Compensation Committee and the Commercial Committee. These amendments will become effective on July 1, 2026.

A director who is also a Humacyte employee receives no additional compensation for his or her service as a director. Dr. Niklason did not receive any additional compensation for serving as a director in 2025.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	Total ($)
John P. Bamforth	50,000	152,800	202,800
Emery N. Brown	50,000	152,800	202,800
Michael T. Constantino	57,500	152,800	210,300
Brady W. Dougan	50,000	152,800	202,800
C. Bruce Green	50,000	152,800	202,800
Keith Anthony Jones	50,000	152,800	202,800
Todd M. Pope	55,000	152,800	207,800
Kathleen Sebelius	75,000	152,800	227,800
Diane Seimetz	50,000	152,800	202,800
Max Wallace	55,000	152,800	207,800
Susan Windham-Bannister	55,000	152,800	207,800

(1)
The amount reported here does not reflect the actual economic value that may be realized by the director. In accordance with SEC rules, this amount represents the grant date fair value of the option award, calculated in accordance with Accounting Standards Update 2018-07, “Compensation — Stock Compensation (Topic 718).” For additional information regarding the assumptions used in calculating the grant date fair value of the stock options reported in this table, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Estimates — Stock-Based Compensation” in our Annual Report.
(2)
As of December 31, 2025, the following non-qualified stock option awards held by our current directors were outstanding: (i) options held by Dr. Bamforth to acquire 155,000 shares of common stock, (ii) options held by Dr. Brown to acquire 160,000 shares of common stock, (iii) options held by Mr. Constantino to acquire 160,000 shares of common stock, (iv) options held by Mr. Dougan to acquire 172,568 shares of common stock, (v) options held by Dr. Green to acquire 149,100 shares of common stock, (vi) options held by Dr. Jones to acquire 155,000 shares of common stock, (vii) options held by Mr. Pope to acquire 160,000 shares of common stock, (viii) options held by Ms. Sebelius to acquire 165,568 shares of common stock, (ix) options held by Dr. Seimetz to acquire 151,500 shares of common stock, (x) options held by Mr. Wallace to acquire 172,568 shares of common stock, and (xi) options held by Dr. Windham-Bannister to acquire 160,000 shares of our common stock.

Securities Authorized for Issuance under Equity Incentive Plans

The following table presents information as of December 31, 2025, with respect to compensation plans under which shares of our common stock may be issued.

Plan Category	Number of Securities to be Issued upon Exercise or Vesting of Outstanding Awards(1)(2) (a)	Weighted Average Exercise Price of Outstanding Options(4) ($)(b)	Number of Securities Remaining Available for Future Issuances under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity Compensation Plans approved by security holders(3)	19,990,071	$4.25	4,581,530
Equity Compensation Plans not approved by security holders
Total	19,990,071	$4.25	4,581,530

(1)
Includes 18,004,681 shares of common stock issuable upon exercise of outstanding options under the 2021 Plan and the 2015 Plan.
(2)
Includes 1,985,390 shares subject to unvested RSUs under the 2021 Plan that will entitle the holder to one share of common stock for each unit that vests upon completion of the required conditions.
(3)
On January 1, 2026, the number of shares of common stock reserved for issuance under the 2021 Plan was increased by 4,000,000 shares.
(4)
Does not take into account RSUs, which have no exercise price.

For more information regarding our equity compensation plans, see Note 11 of the Notes to Consolidated Financial Statements included in our Annual Report. In December 2021 and December 2022, the Board determined not to increase the number of shares of common stock available for grant under the 2021 Plan. Since the inception of the ESPP, the Board determined not to increase the number of shares of common stock reserved thereunder. Effective April 17, 2025, the Board reduced the number of shares reserved under the ESPP to zero shares of common stock.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K (“Item 402(v)”), we are providing the following information about the relationship between executive compensation actually paid ("CAP"), as defined under Item 402(v), and certain financial performance measures of the Company. For purposes of this disclosure, “PEO” means the Company’s principal executive officer and “non-PEO NEOs” means the Company’s named executive officers other than the PEO. The amounts set forth below under the headings “Compensation Actually Paid to PEO” and “Average Compensation Actually Paid to non-PEO NEOs” have been calculated in a manner consistent with Item 402(v). Use of the term “compensation actually paid” is required by the SEC’s rules and as a result of the calculation methodology required by the SEC, such amounts differ from compensation actually received by the individuals. For further information concerning the Company’s pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to “Executive Compensation.”

Year	Summary Compensation Table Total for PEO(1) ($)	Compensation Actually Paid to PEO(2) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(3) ($)	Average Compensation Actually Paid to Non-PEO NEOs(4) ($)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return(5) ($)	Net Loss(6) ($)
2025	5,234,908	(725,035)	2,114,107	298,372	33.80	(40,833,184)
2024	905,436	2,899,035	678,019	1,439,003	177.82	(148,701,234)

_____________________

(1) The dollar amounts reported are the amounts of total compensation reported for Dr. Niklason (our President and Chief Executive Officer) for each corresponding year in the “Total” column of the Summary Compensation Table of this Proxy Statement.

(2) The dollar amounts represent the amount of CAP to Dr. Niklason, as computed in accordance with Item 402(v). These dollar amounts do not reflect the actual amount of compensation earned by or paid to Dr. Niklason during the applicable year. In accordance with the requirements of Item 402(v), the following adjustments were made to Dr. Niklason's total compensation for each year to determine the CAP:

Year	Reported Summary Compensation Table Total for PEO ($)	Grant Date Fair Value of Awards Granted During the Year Included in SCT Total(a) ($)	Year-end Fair Value of Equity Awards Granted During the Year Outstanding and Unvested at Year-end ($)	Change in Fair Value During the Year of Equity Awards Granted in Prior Years Outstanding and Unvested at Year-end ($)	Change in Fair Value from Prior Year-end to Vesting Date of Equity Awards Granted in Prior Years That Vested During the Year ($)	Compensation Actually Paid to PEO ($)
2025	5,234,908	(4,332,725)	818,826	(1,711,143)	(734,901)	(725,035)
2024	905,436	—	—	1,468,093	525,506	2,899,035

_____________________

(a) The grant date fair value of awards granted during the year outstanding and unvested at year-end represents the amount reported in the “Option Awards” column in the Summary Compensation Table for the applicable year.

(3) The dollar amounts reported represent the average of the amounts reported for the Company’s NEOs as a group (excluding Dr. Niklason) in the “Total” column of the Summary Compensation Table of the Proxy Statement for each applicable year. The names of each of the NEOs (excluding Dr. Niklason) included for purposes of calculating the average amounts in each applicable year are as follows:

(i) For 2025, Dale A. Sander (Chief Financial Officer, Chief Corporate Development Officer and Treasurer) and Shamik J. Parikh (Chief Medical Officer).

(ii) For 2024, Dale A. Sander (Chief Financial Officer, Chief Corporate Development Officer and Treasurer) and Heather Prichard (former Chief Operating Officer).

(4) The dollar amounts reported represent the average amount of CAP to the NEOs as a group (excluding Dr. Niklason), as computed in accordance with Item 402(v). The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Dr. Niklason) during the applicable year. In accordance with the requirements of Item 402(v), the following adjustments were made to average total compensation for the NEOs as a group (excluding Dr. Niklason) for each year to determine the CAP, using the same methodology described above in Note 2:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs ($)	Average Grant Date Fair Value of Awards Granted During the Year Included in SCT Total(a) ($)	Average Year-end Fair Value of Equity Awards Granted During the Year Outstanding and Unvested at Year-end ($)	Average Change in Fair Value During the Year of Equity Awards Granted in Prior Years Outstanding and Unvested at Year-end ($)	Average Change in Fair Value from Prior Year-end to Vesting Date of Equity Awards Granted in Prior Years That Vested During the Year ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2025	2,114,107	(1,396,155)	445,302	(590,930)	(273,952)	298,372
2024	678,019	—	—	506,596	254,388	1,439,003

_____________________

(a) The grant date fair value of awards granted during the year represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.

(5) Total shareholder return (“TSR”) is calculated based on the value of a fixed $100 investment in Humacyte common stock as of December 29, 2023, for each measurement period presented, in accordance with Item 201(e) of Regulation S-K. Because the Company did not declare dividends in 2024 or 2025, the TSR amounts shown reflect only changes in stock price.

(6) The amounts reported in this column represent the net loss attributable to Humacyte, Inc. as reflected in the Company’s audited consolidated financial statements for the applicable year.

Analysis of the Information Presented in the Pay Versus Performance Table

While the Company uses a number of factors in making executive compensation decisions, not all such factors are reflected in the Pay Versus Performance table above. In addition, the Company generally seeks to align executive compensation with both annual and longer-term performance, and therefore does not specifically align CAP, as calculated under Item 402(v) of Regulation S-K, with Company performance for a particular year. In accordance with Item 402(v), the Company is providing the following narrative discussion regarding the relationships between CAP and certain of the financial performance measures presented in the table.

Relationship Between Compensation Actually Paid and Total Shareholder Return

As reflected in the Pay Versus Performance table above, the Company’s TSR decreased from $177.82 at December 31, 2024 to $33.80 at December 31, 2025. CAP to the PEO and the average CAP to the Non-PEO NEOs also decreased in 2025 as compared to 2024. This relationship is largely attributable to the fact that, under Item 402(v), CAP reflects year-over-year changes in the fair value of equity awards, which are directly affected by changes in the Company’s stock price. As a result, the decline in the Company’s stock price during 2025 had a significant effect on the CAP amounts reported for 2025.

Relationship Between Compensation Actually Paid and Net Loss

As reflected in the Pay Versus Performance table above, the Company’s net loss improved from $148.7 million in 2024 to $40.8 million in 2025. The Company does not use net loss as a direct measure in determining compensation for its NEOs, but net loss is included in the Pay Versus Performance table because it is a required financial performance measure under Item 402(v) for smaller reporting companies. In addition, CAP, as calculated under Item 402(v), is significantly affected by changes in the fair value of equity awards from year to year and, accordingly, does not necessarily increase or decrease in a manner consistent with net loss. For that reason, although net loss is an important measure of the Company’s financial results, the Company does not view year-to-year changes in net loss as directly correlated with CAP for the periods presented.

PROPOSAL 3:

APPROVAL OF THE FREQUENCY OF FUTURE ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION

In accordance with Section 14A of the Exchange Act, stockholders are being asked to approve, on a non‑binding advisory basis, the frequency with which the Company should hold future advisory votes to approve the compensation of its named executive officers, or “Say-on-Pay” votes.

Stockholders may indicate whether they prefer that future advisory Say‑on‑Pay votes be held every year, every two years or every three years, or may abstain from voting on this proposal. Stockholders will have an opportunity to cast an advisory vote on the frequency of future Say-on-Pay votes at least every six years.

The Board has determined that an annual advisory Say‑on‑Pay vote is appropriate and believes that an annual vote promotes accountability and transparency in the Company’s executive compensation program and is consistent with best corporate governance practices and the frequency with which the Compensation Committee evaluates and approves executive compensation. It also provides our Compensation Committee with direct and immediate feedback regarding the effectiveness of our compensation programs.

Although this advisory vote is non‑binding, the Board and the Compensation Committee will carefully consider the results of the vote and feedback obtained through the Company’s stockholder outreach process in making future decisions regarding the Company’s executive compensation program.

Vote Required

For Proposal 3, stockholders have the choice of voting for advisory Say-on-Pay votes to occur once every one, two, or three years, or abstaining from the vote. The frequency that receives the most votes will be approved. Abstentions and broker non-votes will have no effect on the proposal.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF AN “ANNUAL” ADVISORY SAY-ON-PAY VOTE.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth information regarding the beneficial ownership of shares of our common stock as of March 31, 2026:

•
each person known by us to be the beneficial owner of more than 5% of our common stock;
•
each of our named executive officers and directors; and
•
all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security, or has the right to acquire such powers within 60 days.

The beneficial ownership of shares of common stock is calculated based on 222,019,108 shares of Humacyte common stock outstanding as of March 31, 2026.

Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned common stock.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	%
Directors and Named Executive Officers of Humacyte
Laura E. Niklason(2)	4,564,788	2.0
Dale A. Sander(3)	1,004,123	*
Shamik J. Parikh(4)	651,154	*
John P. Bamforth(5)	35,937	*
Emery N. Brown(6)	51,477	*
Michael T. Constantino(7)	84,427	*
Brady W. Dougan(8)	4,564,788	2.0
C. Bruce Green(9)	48,071	*
Keith Anthony Jones(10)	35,937	*
Todd M. Pope(11)	51,477	*
Kathleen Sebelius(12)	148,252	*
Diane Seimetz(13)	42,884	*
Max Wallace(14)	128,600	*
Susan Windham-Bannister(15)	51,477	*
All Directors and Executive Officers of Humacyte as a Group (14 Individuals)	6,898,604	3.1

Five Percent Holders
Fresenius Medical Care Holdings, Inc.(16)	18,312,735	8.2

* Less than one percent.

(1)
Unless otherwise noted, the business address of each of the following entities and individuals is 2525 East North Carolina Highway 54, Durham, North Carolina 27713.

(2)
Consists of (i) 243,851 shares of common stock held by Dr. Niklason, (ii) 1,148,240 shares of common stock held by The Niklason Living Trust, (iii) 3,108,652 shares of common stock subject to options exercisable within 60 days of March 31, 2026 held by Dr. Niklason, and (iv) 64,045 shares of common stock subject to options exercisable within 60 days of March 31, 2026 held by Mr. Dougan. Dr. Niklason is married to Mr. Dougan. By virtue of these relationships, Dr. Niklason may be deemed to share beneficial ownership of the securities held of record by Mr. Dougan.
(3)
Consists of (i) 2,000 shares of common stock held by Mr. Sander, (ii) 40,600 shares of common stock held by Mr. Sander’s spouse, (iii) 805,973 shares of common stock subject to options exercisable within 60 days of March 31, 2026, and (iv) 155,550 shares underlying RSUs that will vest within 60 days of March 31, 2026.
(4)
Consists of (i) 7,500 shares of common stock held by Dr. Parikh, (ii) 488,104 shares of common stock subject to options exercisable within 60 days of March 31, 2026, and (iii) 155,550 shares underlying RSUs that will vest within 60 days of March 31, 2026.
(5)
Consists of 35,937 shares of common stock subject to options exercisable within 60 days of March 31, 2026.
(6)
Consists of 51,477 shares of common stock subject to options exercisable within 60 days of March 31, 2026.
(7)
Consists of (i) 32,950 shares of common stock and (ii) 51,477 shares of common stock subject to options exercisable within 60 days of March 31, 2026.
(8)
Consists of (i) 64,045 shares of common stock subject to options exercisable within 60 days of March 31, 2026 held by Mr. Dougan, (ii) 243,851 shares of common stock held by Dr. Niklason, (iii) 1,148,240 shares of common stock held by The Niklason Living Trust, and (iv) 3,108,652 shares of common stock subject to options exercisable within 60 days of March 31, 2026 held by Dr. Niklason. Mr. Dougan is married to Dr. Niklason. By virtue of these relationships, Mr. Dougan shares beneficial ownership of the securities held of record by Dr. Niklason.
(9)
Consists of (i) 8,400 shares of common stock and (ii) 39,671 shares of common stock subject to options exercisable within 60 days of March 31, 2026.
(10)
Consists of 35,937 shares of common stock subject to options exercisable within 60 days of March 31, 2026.
(11)
Consists of 51,477 shares of common stock subject to options exercisable within 60 days of March 31, 2026.
(12)
Consists of (i) 91,207 shares of common stock and (ii) 57,045 shares of common stock subject to options exercisable within 60 days of March 31, 2026.
(13)
Consists of 42,884 shares of common stock subject to options exercisable within 60 days of March 31, 2026.
(14)
Consists of (i) 64,555 shares of common stock and (ii) 64,045 shares of common stock subject to options exercisable within 60 days of March 31, 2026.
(15)
Consists of 51,477 shares of common stock subject to options exercisable within 60 days of March 31, 2026.
(16)
Based on a Schedule 13D/A filed by Fresenius Medical Care Holdings, Inc. and Fresenius Medical Care AG on March 24, 2026. The business address of Fresenius Medical Care Holdings, Inc. is 920 Winter Street, Waltham, Massachusetts 02451.

PROPOSAL 4:

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Upon the recommendation of the Audit Committee of the Board, the Board has selected Pricewaterhouse Coopers LLP (“PwC”) as our independent registered public accounting firm to perform the audit of our financial statements for the year ending December 31, 2026, and has further directed that management submit this selection for ratification by our stockholders at the Annual Meeting. PwC has served as our independent registered public accounting firm since 2021 and served as the independent registered public accounting firm of Legacy Humacyte prior to August 2021. Representatives of PwC are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The Audit Committee believes that the continued retention of PwC is in the best interests of the Company and our stockholders. As provided in the Audit Committee charter, the Audit Committee is directly responsible for the appointment, retention, compensation and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements. The Audit Committee annually reviews the independent registered public accounting firm’s independence, including reviewing all relationships between the independent registered public accounting firm and us and any disclosed relationships or services that may impact the performance, objectivity or independence of the independent registered public accounting firm.

In determining whether to reappoint PwC as the Company’s independent registered public accounting firm, the Audit Committee took into consideration a number of factors, including the length of time the firm has been engaged, the quality of the Audit Committee’s ongoing discussions with PwC, an assessment of the professional qualifications and past performance of PwC and the potential impact of changing independent registered public accounting firms. Through its experience with the Company, PwC has gained institutional knowledge and expertise regarding the Company’s operations, accounting policies and practices and internal control over financial reporting. The Audit Committee believes that appointing a new independent registered accounting firm would require a significant time commitment that could interfere with management’s focus on financial reporting and internal controls.

Neither our Bylaws nor other governing documents or laws require stockholder ratification of the selection of PwC as our independent registered public accounting firm. However, the Audit Committee and the Board are submitting the selection of PwC to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain PwC. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company and our stockholders.

Vote Required

In order for Proposal 4 to pass, the number of votes cast “For” Proposal 4 must exceed the number of votes cast against Proposal 4. Abstentions and broker non-votes will not be counted either “For” or “Against” the proposal and will have no effect on the proposal. We do not expect to receive broker non-votes on this proposal because the ratification of the appointment of the independent registered public accounting firm is a matter on which banks, brokers or other nominees are generally empowered to vote any shares for which a beneficial owner does not provide voting instructions.

Independent Registered Public Accounting Firm’s Fees

The following table represents aggregate fees billed to the Company for the years ended December 31, 2025 and December 31, 2024, by PwC, our independent registered public accounting firm:

Fee Category	2025 Fees ($)	2024 Fees ($)
Audit Fees	1,131,098	1,105,000
Audit-Related Fees	—	—
Tax Fees	129,489	73,750
All Other Fees	2,000	2,000
Total Fees	1,262,587	1,180,750

Audit Fees

Audit fees consist of fees billed for professional services rendered by PwC for the audit of our annual consolidated financial statements and review of financial statements included in our Quarterly Reports on Form 10-Q, the issuance of consents and comfort letters in connection with registration statements filed with the SEC, public securities offerings, or services that are normally provided by our independent registered accounting firm in connection with statutory and regulatory filings or engagements. The above amounts include interim review procedures and audit fees, as well as attendance at Audit Committee meetings.

Tax Fees

Tax fees consist of fees billed for professional services rendered by PwC for tax compliance, tax advice, and tax planning.

All Other Fees

All other fees consist of fees billed for all other services.

Pre-Approval Policies and Procedures

The Audit Committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. Prior to the engagement of the independent registered public accounting firm, the Audit Committee pre-approves services by category and estimated cost as further noted in the engagement letter. The fees are budgeted as part of the Company’s annual/periodic budgeting and forecasting process, and the Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm for such services. The Committee may delegate pre-approval authority to one or more of its members, with such member being required to report any pre-approval decisions to the Audit Committee at its next scheduled meeting. All of the services provided by PwC since August 2021 have been approved by the Audit Committee.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PWC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2026.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board is composed entirely of independent directors. The Board annually reviews the Nasdaq listing standards’ definition of independence for Audit Committee members (including the requirements of Rule 10A-3 promulgated under the Exchange Act) and has determined that each member of the Audit Committee meets that standard. Michael T. Constantino serves as an audit committee financial expert in accordance with applicable SEC regulations.

The purpose of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities relating to the Company’s financial accounting, internal controls, reporting and compliance. The Audit Committee is responsible for selecting and engaging Humacyte’s independent auditor and approving the audit and non-audit services to be provided by the independent auditor. The Audit Committee’s function is more fully described in its charter, which the Board has adopted. The Audit Committee reviews its charter on an annual basis and makes recommendations to the Board with respect to potential amendments.

The Audit Committee has reviewed Humacyte’s audited financial statements for the fiscal year ended December 31, 2025 and has discussed these financial statements with management and Humacyte’s independent registered public accounting firm. The Audit Committee discussed with the independent registered public accountants the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee also received written disclosures and the letter from the independent registered public accountants required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent registered public accountants their independence.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board that the audited financial statements be included in Humacyte’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

The Audit Committee

Michael T. Constantino, Chair Kathleen Sebelius Susan Windham-Bannister

The material in this Audit Committee Report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such material by reference.

PROPOSAL 5:

APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO
INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

The Board has unanimously adopted and declared advisable, and resolved to recommend to the stockholders that they approve and adopt, an amendment to Section 4.1 of Article IV of the Certificate of Incorporation, as previously amended, as set forth substantially in the form of Appendix A, to increase the number of authorized shares of common stock, $0.0001 par value per share, from 350,000,000 shares to 550,000,000 shares (the “Authorized Share Amendment”). The Authorized Share Amendment would not change the number of authorized shares of the Company’s preferred stock.

Purpose and Effect of the Amendment

The Authorized Share Amendment would amend Section 4.1 of Article IV of the Certificate of Incorporation, as previously amended, to increase the number of authorized shares of the Company’s common stock from 350,000,000 shares to 550,000,000 shares, and would not change the number of authorized shares of the Company’s preferred stock.

As of March 31, 2026, we had 222,019,108 shares of common stock outstanding and 102,542,250 shares reserved for issuance in connection with our equity incentive plans, warrants to purchase our common stock, contingent earnout shares issued in connection with our business combination with Alpha Healthcare Acquisition Corp. in August 2021, our Common Stock Purchase Agreement with Lincoln Park Capital Fund, LLC and our Loan and Security Agreement with Avenue Venture Opportunities Fund II, L.P.

The Authorized Share Amendment would provide us with the ability to issue common stock for a variety of corporate purposes if we so choose. These could include issuances in connection with equity incentive plans for our employees, to raise cash to expand our business, including through offerings of common stock or securities that are convertible into common stock, and for mergers and acquisitions activity, or other strategic transactions. The Board believes that it is in the best interests of the stockholders for the Board to have the flexibility to issue additional shares of common stock in any or all of the above circumstances. The additional authorized shares would enable us to act quickly in response to strategic opportunities that may arise, in most cases without the necessity of obtaining further stockholder approval and convening a special stockholders’ meeting before such issuances could proceed, except as required under Delaware law or under the Nasdaq rules.

Potential Adverse Effects of the Amendment

Future issuances of common stock or securities convertible into common stock could have a dilutive impact on, among other things, the earnings per share and voting power of existing stockholders. The Board recognizes the potential dilutive impact issuing additional shares will have on the outstanding shares and believes that the proposed increase in the authorized shares of common stock strikes an appropriate balance between advancing its investment strategy and minimizing dilution.

The availability for issuance of additional shares of common stock could enable the Board to render more difficult or discourage an attempt to obtain control of the Company. For example, by increasing the number of outstanding shares, the interest of the party attempting to gain control of the Company could be diluted. Also, the additional shares could be used to render more difficult a merger or similar transaction. The Board is not aware of any attempt, or contemplated attempt, to obtain control of the Company. The proposed increase in the number of authorized shares of common stock is not being presented with the intent that it be used to prevent or discourage an attempt to obtain control of the Company. However, nothing would prevent the Board from taking any appropriate actions consistent with its fiduciary duties.

If the Authorized Share Amendment is approved, all or any of the authorized shares of common stock may be issued without further action by the stockholders and without first offering such shares to the stockholders for subscription. The issuance of shares otherwise than on a pro-rata basis to all current stockholders would reduce current stockholders’ proportionate interests. However, in any such event, stockholders wishing to maintain their interests may be able to do so through normal market purchases.

Form of the Amendment

The Board has declared the Authorized Share Amendment to be advisable and in the best interests of the Company and its stockholders and is accordingly submitting the Authorized Share Amendment to the stockholders for approval. The Authorized Share Amendment would amend Section 4.1 of the Certificate of Incorporation to read as follows:

“Section 4.1 Authorized Capital Stock. The total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue is 570,000,000 shares, consisting of (a) 550,000,000 shares of common stock (the “Common Stock”) and (b) 20,000,000 shares of preferred stock (the “Preferred Stock”).”

Effectiveness of the Amendment

All or any of the authorized shares of common stock may be issued without further action by the stockholders and without first offering such shares to the stockholders for subscription, effective upon the Company filing a Certificate of Amendment setting forth the Authorized Share Amendment with the Secretary of State of the State of Delaware, which we anticipate doing as soon as practicable following stockholder approval of the Authorized Share Amendment. The proposed Certificate of Amendment is attached hereto as Appendix A. The Board reserves the right to abandon the Authorized Share Amendment at any time before it becomes effective, even if it is approved by the stockholders. If the stockholders do not approve the Authorized Share Amendment, Article IV of the Certificate of Incorporation will remain unchanged, the number of shares of common stock authorized under the Certificate of Incorporation will not be increased, and the Certificate of Amendment setting forth the Authorized Share Amendment will not be filed with the Secretary of State of the State of Delaware.

Vote Required

In order for Proposal 5 to pass, the number of votes cast “For” Proposal 5 must exceed the number of votes cast against Proposal 5. Abstentions and broker non-votes will not be counted either “For” or “Against” the proposal and will have no effect on the proposal. We do not expect to receive broker non-votes on this proposal because the approval of the Authorized Share Amendment is a matter on which banks, brokers or other nominees are generally empowered to vote any shares for which a beneficial owner does not provide voting instructions.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Related Party Transactions

The Board adopted a written Related Person Transactions Policy that sets forth Humacyte’s policies and procedures regarding the notification, review, approval, ratification and disclosure of “related person transactions.” For purposes of Humacyte’s policy only, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which Humacyte or any of its subsidiaries are participants involving an amount that exceeds $120,000, in which any “related person” has or will have a direct or indirect material interest.

Transactions involving compensation for services provided to Humacyte as an employee or director will not be considered related person transactions under this policy. A “related person” is any executive officer, director, nominee to become a director, a holder of more than 5% of any class of Humacyte’s voting securities, including any of their immediate family members and affiliates, including entities owned or controlled by such persons, and any entity that employs any of the foregoing persons, of which any of the foregoing persons is a general partner, officer or serves in a similar position, or in which any of the foregoing persons has a 10% percent or greater beneficial ownership interest.

Under the policy, the related person in question or, in the case of transactions with a holder of more than 5% of any class of Humacyte’s voting securities, any director or employee with knowledge of a proposed transaction, must present information regarding the proposed related person transaction to the Audit Committee of the Board for review. To identify related person transactions in advance, Humacyte will rely on information supplied by its executive officers, directors and certain significant stockholders.

The Audit Committee will approve only those transactions that it determines are in Humacyte’s best interests. The transactions described below under the subheading “Legacy Humacyte Related Party Transactions” were entered into prior to the adoption of the Related Person Transactions Policy.

Humacyte Related Party Transactions

Indemnification Agreements

Humacyte has entered into customary indemnification agreements with the directors and executive officers of Humacyte following the Merger.

Agreement with Frenova Renal Research

In May 2022 and June 2023, we entered into three services agreements with Frenova Renal Research (“Frenova”), a subsidiary of Fresenius Medical Care, to conduct a study to review the outcomes of 178,575 adult patients who received in-center dialysis at Fresenius Kidney Care dialysis centers. The Company paid approximately $350,000 during the year ended December 31, 2023 for clinical research services performed by Frenova under these agreements and the services contracted for were fully complete as of December 31, 2023.

In June 2024, we entered into a master services agreement with Frenova that sets forth the terms by which we may engage Frenova to provide certain services for projects, with the services for each project being described in a separate statement of work. As of December 31, 2024, Frenova was engaged to perform clinical research services related to our V012 Phase 3 clinical trial. The Company paid approximately $24,000 and $173,000 during the years ended December 31, 2024 and 2025, respectively, for clinical research services performed by Frenova under this agreement.

In July 2024, we entered into a service agreement with Fresenius Medical Care Deutschland GmbH (“Fresenius GmbH”), which provides medical scientific research services through Frenova. Frenova agreed to conduct a study to review patient data of adult hemodialysis patients who received treatment in certain European countries at dialysis centers that are part of Fresenius Medical Care AG. Fresenius Medical Care AG is the German parent company of Fresenius GmbH and ultimately of Fresenius Medical Care. During the years ended December 31, 2024 and 2025, the Company did not make any material payments to Fresenius GmbH related to this agreement. During the year ended December 31, 2023, the Company paid approximately $320,000 for services performed by Fresenius GmbH.

Legacy Humacyte Related Party Transactions

Distribution Agreement with Fresenius Medical Care

In June 2018, Legacy Humacyte entered into a distribution agreement with Fresenius Medical Care, pursuant to which Fresenius Medical Care has the exclusive right to develop outside of the United States and EU and commercialize outside of the United States, among other things, our 6 millimeter x 42 centimeter ATEV and all improvements thereto, and modifications and derivatives thereof (including any changes to the length, diameter, or configuration of the foregoing), referred to as the distribution product, for use in in vascular creation, repair and, replacement or construction (including renal replacement therapy for dialysis access, the treatment of vascular trauma, and the treatment of PAD, but excluding coronary artery bypass graft, pediatric heart surgery, or adhering pancreatic islet cells onto the outer surface of the distribution product for use in diabetic patients). For additional information regarding the terms of the distribution agreement, see “Business — Distribution” in our Annual Report.

Arrangements with Yale University

Legacy Humacyte entered into three license agreements with Yale University, two of which currently remain in effect, and has made payments of license fees and other expenses to Yale, as described further in our Annual Report.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy card will vote on such matters in accordance with their best judgment.

It is important that your proxies be returned promptly and that your shares are represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please submit your proxy over the internet or by telephone, or by completing, signing, dating and returning your proxy card or voting instruction form by mail so that your shares will be represented at the Annual Meeting. Instructions for voting are described in the Company’s proxy statement for the Annual Meeting and proxy card.

The form of proxy card and this Proxy Statement have been approved by the Board and are being mailed and delivered to stockholders by its authority.

CONTACT INFORMATION FOR QUESTIONS AND ASSISTANCE WITH VOTING

If you have any questions or require any assistance with voting your shares, please contact:

Investor Relations

Humacyte, Inc.

2525 East North Carolina Highway 54

Durham, North Carolina 27713

Telephone: (919) 313-9633

If you need additional copies of this proxy statement or voting materials, you should contact Investor Relations as described above. A copy of our Annual Report will be sent without charge to any stockholder who requests in writing, addressed to Investor Relations as described above. Our Annual Report is available at www.proxyvote.com. You also can obtain copies without charge on the SEC’s website at www.sec.gov.

VOTE BY

APPENDIX A

CERTIFICATE OF AMENDMENT

TO THE

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

HUMACYTE, INC.

Humacyte, Inc. (the “Corporation”), a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:

FIRST: The original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on July 1, 2020. The Corporation filed an amended and restated certificate of incorporation with the Secretary of State of the State of Delaware on September 17, 2020. The Corporation filed a second amended and restated certificate of incorporation with the Secretary of State of the State of Delaware on August 26, 2021, and filed a certificate of amendment to the second amended and restated certificate of incorporation with the Secretary of State of the State of Delaware on June 10, 2025 (as so amended, the “Second Amended and Restated Certificate”).

SECOND: The amendment to the Second Amended and Restated Certificate set forth below was duly adopted by the board of directors and the stockholders of the Corporation in accordance with Sections 228 and 242 of the DGCL.

THIRD: Section 4.1 of Article IV of the Second Amended and Restated Certificate is hereby amended and restated in its entirety to read as follows:

“Section 4.1 Authorized Capital Stock. The total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue is 570,000,000 shares, consisting of (a) 550,000,000 shares of common stock (the “Common Stock”) and (b) 20,000,000 shares of preferred stock (the “Preferred Stock”).”

FOURTH: This Certificate of Amendment to the Second Amended and Restated Certificate shall be effective upon filing with the Secretary of State of the State of Delaware. Except as herein amended, all other provisions of the Second Amended and Restated Certificate remain in full force and effect.

* * * *

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by the undersigned authorized officer as of the _____ day of _____________, 2026.

By:
Laura E. Niklason
President and Chief Executive Officer

SCAN TO
VIEW MATERIALS & VOTE

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on June 8, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V96292-P53232

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HUMACYTE, INC.

	For All	Withhold All	For All Except
1. Election of three Class II directors to serve until the 2029 annual meeting of stockholders.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

SCAN TO VIEW MATERIALS & VOTEw HUMACYTE, INC. 2525 E NC HIGHWAY 54VOTE BY INTERNET DURHAM, NC 27713Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on June 8, 2026. Have your proxy card in hand when you access thewebsiteandfollowtheinstructionstoobtainyourrecordsandtocreate anelectronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/HUMA2026 You may attend the meeting via the Internet and vote during the meeting. Have the informationthat is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on June 8, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope wehave provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. V96292-P53232 HUMACYTE, INC.ForWithholdForAll To withhold authority to vote for any individualAll AllExceptnominee(s), mark "For All Except" and write the The Board of Directors recommends you vote FOR number(s) of the nominee(s) on the line below. the following: 1.Election of three Class II directors to serve until the 2029 !!! annual meeting of stockholders. Nominees: 01)John P. Bamforth 02)Keith Anthony Jones 03)Kathleen Sebelius The Board of Directors recommends you vote FOR the following proposal:ForAgainstAbstain 2.Approval, on an advisory basis, of the compensation paid to Humacyte, Inc.'s named executive officers.!!! The Board of Directors recommends you vote for 1 YEAR on the following proposal:1 Year2 Years3 YearsAbstain 3.Approval, on an advisory basis, of the frequency of future advisory votes to approve the compensation paid to Humacyte, Inc.'s named executive !!!! officers. The Board of Directors recommends you vote FOR the following proposals:ForAgainstAbstain 4.Ratification of the selection of PricewaterhouseCoopers LLP by the Board of Directors as Humacyte, Inc.'s independent registered public accounting firm !!! for the year ending December 31, 2026. 5.Approval of an amendment to Humacyte, Inc.'s Second Amended and Restated Certificate of Incorporation, as amended, to increase the total number !!! of authorized shares of common stock from 350,000,000 shares to 550,000,000 shares. NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Form 10-K are available at www.proxyvote.com. V96293-P53232 HUMACYTE, INC. Annual Meeting of Stockholders June 9, 2026 8:00 A.M. Eastern Time This proxy is solicited by the Board of Directors The undersigned stockholder(s) hereby appoint(s) Laura E. Niklason, Dale A. Sander and Kathleen Sebelius, and each of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of HUMACYTE, INC. that the undersigned stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 A.M. Eastern Time on June 9, 2026, via live webcast at www.virtualshareholdermeeting.com/HUMA2026, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in favor of electing the three nominees to the Board of Directors, in favor of Proposal 2, for "1 Year" on Proposal 3, in favor of Proposal 4, in favor of Proposal 5, and in accordance with the judgment of the persons named as proxies herein on any other matters that may properly come before the Annual Meeting and any adjournment or postponement thereof. Continued and to be signed on reverse side